                                                                     EXHIBIT 2.5

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------


     This Agreement of Purchase and Sale of Assets (this "Agreement") is entered into and effective as of May 19, 1997 by and among LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation (the "Buyer"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation and the parent of Buyer (the "Parent"), PETER GIAMMANCO and LESLIE GIAMMANCO, individuals who are husband and wife residing in the State of California doing business as G & G COURT REPORTERS (the "Giammancos") and PETER GIAMMANCO and LESLIE GIAMMANCO, Trustees of the GIAMMANCO FAMILY TRUST established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California, also doing business as G & G COURT REPORTERS (the "Trust") (the Giammancos and the Trust are herein collectively referred to as "Seller"). Buyer, Parent and Seller are hereinafter sometimes referred to collectively as the "Parties" or singularly as a "Party."

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Seller is the owner of various assets associated with the Business (as hereinafter defined);

     WHEREAS, the Buyer desires to purchase all of the Assets (as hereinafter defined) owned by the Seller and used in the Business, and the Seller desires to sell such Assets to the Buyer;

     WHEREAS, in connection with the purchase and sale of the Assets, the Parties desire to set forth in this Agreement the terms and conditions with respect to the transfer of such Assets;

     NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS
                               -------------------

     As used herein, the following terms shall have the following meanings:

     1997 Operational Taxes. The term "1997 Operational Taxes" shall have the meaning set forth in Section 2.6.

     Accounts Payable Report. The term "Accounts Payable Report" shall mean a report prepared as of the time specified which shows accounts payable of the Business by service provider and age of each account payable.

     Accounts Receivable. The term "Accounts Receivable" shall mean all accounts receivable of Seller generated in connection with the operations of the Business prior to the Effective Date and reflected on the Financial Statements as of the Effective Date in a manner consistent with Seller's past practices and the manner in which such information has been provided to Buyer.

     Accounts Receivable Report. The term "Accounts Receivable Report" shall mean a report prepared as of the time specified which shows accounts receivable of the Business by customer and age of each account receivable.

     Affiliate. The term "Affiliate" of a person shall mean, with respect to that person, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of that person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of management and policies of a person whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise. As used in this definition, the term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an incorporated organization, or a government or political subdivision thereof.

     Ancillary Agreements. The term "Ancillary Agreements" shall mean the Employment Agreement, the Employment Side Letter Agreement, the Bill of Sale, the Trust Side Letter Agreement, the Registration Rights Agreement, the Contingent Stock Pledge Agreement, the Subordination Agreements, Note 1 and Note 2.

     Assets.  The term "Assets" shall have the meaning set forth in Section 2.1.

     Assumed Liabilities. The term "Assumed Liabilities" shall have the meaning as contained in Section 2.6.

     Balance Sheet Report. The term "Balance Sheet Report" means the cash basis balance sheet of the Seller as of a given date showing the assets, liabilities and equity of the Seller adjusted to include accounts receivable, accounts payable and accrued liabilities and further adjusted to exclude Excluded Assets and Retained Liabilities, prepared by the Seller on a consistent basis as with prior time periods.

     Bill of Sale. The term "Bill of Sale" shall have the meaning set forth in
Section 6.2(h).

     Books and Records. The term "Books and Records" shall have the meaning set forth in Section 2.1(c).

     Business. The term "Business" shall mean the court reporting and litigation support business of the Seller as presently conducted.

     Buyer Indemnified Parties. The term "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.1(A).

     Cash Purchase Price. The term "Cash Purchase Price" shall have the meaning set forth in Section 2.3(i).

     Closing. The term "Closing" shall mean the consummation of the events and transactions to take place on the Closing Date.

     Closing Date.  The term "Closing Date" shall mean May 19, 1997.

     Closing Date Accounts Payable Report. The term "Closing Date Accounts Payable Report" shall mean an Accounts Payable Report prepared as of the Closing Date.

     Closing Date Accounts Receivable Report. The term "Closing Date Accounts Receivable Report" shall mean an Accounts Receivable Report prepared as of the Closing Date.

     Closing Date Balance Sheet Report. The term "Closing Date Balance Sheet Report" shall mean a Balance Sheet Report prepared as of the Closing Date.

     Closing Date Income Statement. The term "Closing Date Income Statement" shall mean an income statement of the Seller, prepared as of the Closing Date.

     Closing Date Reports. The term "Closing Date Reports" shall have the meaning set forth in Section 2.4.

     Closing Date Schedule of Accrued Liabilities. The term "Closing Date Schedule of Accrued Liabilities" shall mean a Schedule of Accrued Liabilities prepared as of the Closing Date.

     Contracts. The term "Contract" shall have the meaning as contained in
Section 2.1(b).

     Customers. The term "Customers" shall have the meaning set forth in Section 3.23.

     Damages. The term "Damages" shall have the meaning set forth in Section 7.1(A).

     Effective Date. The term "Effective Date" shall mean 12:01 a.m., May 19, 1997.

     Employee. The term "Employee" shall mean any employee of the Seller who, as of the Effective Date, is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, are eligible to return to active status, but shall not include any independent contractor providing court reporting services to Seller from time to time. The Employees of Seller are listed on
Schedule 1-A.
------------

     Employment Side Letter Agreement. The term "Employment Side Letter Agreement" shall mean that certain letter agreement between the Buyer and Pete Giammanco of even date herewith, relating to salary increases of Pete Giammanco as an employee of Buyer.

     ERISA. The term "ERISA" shall have the meaning as contained in Section
3.16.

     Equipment. The term "Equipment" shall have the meaning as contained in
Section 2.1(a).

     Excluded Assets. The term "Excluded Assets" shall have the meaning as contained in Section 2.2.

     Final Net Worth. The term "Final Net Worth" means total assets minus total liabilities, as reflected on the Closing Date Balance Sheet Report.

     Financial Statements. The term "Financial Statements" shall mean the internally compiled financial statements of the Seller as more fully described in Section 3.15 herein.

     GAAP. The term "GAAP" shall mean generally accepted accounting principles, consistently applied.

     Guaranteed Net Worth.  The term "Guaranteed Net Worth" shall mean $220,911.

     Intellectual Property. The term "Intellectual Property" shall have the meaning as contained in Section 2.1(g).

     Net Worth. The term "Net Worth" means total assets minus total liabilities as of a given time period as determined by the Balance Sheet Reports as of such time period.

     Note 1. The term "Note 1" shall have the meaning set forth in Section 2.3(ii).

     Note 2. The term "Note 2" shall have the meaning set forth in Section 2.3(iii).

     Notice of Action. The term "Notice of Action" shall have the meaning set forth in Section 7.1(C).

     Notice of Election. The term "Notice of Election" shall have the meaning set forth in Section 7.1(C).

     Offset. The term "Offset" shall have the meaning set forth in Section 9.11.

     Offset Claim. The term "Offset Claim" shall have the meaning set forth in
Section 9.11.

     Owner. The term "Owner" shall mean the Giammancos and the Trust, the owners of the Business.

     Parent Financial Statements. The term "Parent Financial Statements" shall have the meaning set forth in Section 4.7.

     Parent Shares. The term "Parent Shares" shall mean any of the shares of common stock of the Parent into which amounts due Seller under Note 1 or Note 2 have been converted, or any other security derived from such shares.

     Purchase Price. The term "Purchase Price" shall mean the consideration payable to the Seller for the Assets as set forth or contemplated in Section 2.3.

     Registration Rights Agreement. The term "Registration Rights Agreement" shall have the meaning as contained in Section 6.2(g).

     Retained Liabilities. The term "Retained Liabilities" shall have the meaning as contained in Section 2.6.

     Schedule of Accrued Liabilities. The term "Schedule of Accrued Liabilities" shall mean a schedule of accrued liabilities prepared for the period and as of the date specified.

     Seller Ancillary Agreements. The term "Seller Ancillary Agreements" shall have the meaning set forth in Section 3.11.

     Seller Indemnified Parties. The term "Seller Indemnified Parties" shall have the meaning set forth in Section 7.1(B).

     Shareholders' Agreement. The term "Shareholders' Agreement" shall have the meaning set forth in Section 6.10.

     Stock Pledge Agreement. The term "Stock Pledge Agreement" shall have the meaning as contained in Section 6.2(j).

     Subordination Agreements. The term "Subordination Agreements" shall mean those certain Subordination Agreements of even date herewith entered into among Sellers and any of the Company, the Parent, Affiliates, and holders of Senior Indebtedness (as such item is defined in Note 1).

     Trade Payables. The term "Trade Payables" shall mean all of the accounts payable of the Business incurred in the ordinary course of business existing as of the Effective Date, as set forth on the Closing Date Balance Sheet Report.

     Trust Side Letter Agreement. The term "Trust Side Letter Agreement" shall mean that certain letter agreement between the Buyer and the Sellers of even date herewith, relating to trustees of the Trust.

                                   ARTICLE II
                      PURCHASE OF ASSETS AND PURCHASE PRICE
                      -------------------------------------

        2.1 Sale of Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller on the Effective Date, all assets owned by Seller and used in or derived from the Business (other than those specifically excluded under Section 2.2 below) including the following (such assets to be referred to herein as the "Assets"):

             (a) All office equipment, service equipment, supplies, computer hardware, computer software, and data processing equipment (the "Equipment"), including the Equipment described on Schedule 2.1(a);
                                                            ---------------

             (b) All contracts, documents, franchises, licenses, instruments, agreements and other written or oral agreements relating to the Business of Seller to which Seller is a party or by which Seller or any of the Assets may be bound as well as all rights, privileges, claims and option relating to the foregoing (the "Contracts"), including the Contracts described on Schedule 2.1(b);
                                ---------------

             (c) All customer and supplier files, accounting and financial records, invoices, and other books and records relating principally to the Business (the "Books and Records"), including the Books and Records described on Schedule 2.1(c);
                      ---------------

             (d)    Employee files for those employees actually hired by Buyer;

             (e) All right, title and interest of Seller, in, to and under all service marks, trademarks, trade and assumed names, principally related to the Business together with the right to recover for infringement thereon, if any (the "Intellectual Property"), and other marks and/or names described on Schedule 2.1(e);
                                         ---------------

             (f) All advertising materials and all other printed or written materials related to the conduct of the Business;

              (g) All of the Seller's general intangibles, claims, rights of set off, rights of recoupment, goodwill, patents, inventions, trade secrets and royalty rights and other proprietary intangibles, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, which are used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (the "General Intangibles"), including the General Intangibles described on Schedule 2.1(g); and
                                                        ---------------

              (h) All goodwill and going concern value and all other intangible properties related to the Business; and

              (i)    All of Seller's Accounts Receivable.

         2.2 Excluded Assets. Seller is not selling and Buyer is not purchasing any of the following excluded assets related to the Business ("Excluded Assets"): (i) cash other than customer deposits, if any, (ii) notes receivable, and (iii) all cash equivalents and other investments, all as more specifically described on Schedule 2.2.
             ------------

         2.3 Purchase Price. Upon the terms and subject to the conditions contained herein and as consideration for the sale of the Assets and the performance by the Seller of various other matters as provided herein, the Buyer shall pay the Seller, at the Closing, the aggregate amount of the following (the "Purchase Price"):

              (i) One Million Two Hundred Sixty-Seven Thousand Seven Hundred Fifty Dollars ($1,267,750) (the "Cash Purchase Price"), paid by the wire transfer of immediately available funds; and

              (ii) Subject to the provisions of Section 2.4, a convertible subordinated promissory note in substantially the form of Exhibit A-1 in the amount of Three Hundred Forty-Five Thousand Seven Hundred Fifty Dollars and No/100 ($345,750) which shall be subordinated and convertible into shares of common stock of LRA-Texas as provided therein ("Note 1"); Note 1 shall, subject to certain cash flow requirements and certain limitations imposed by the Subordination Agreements, bear interest at an annual rate of Seven and One-Half Percent (7.5%), and provide for equal quarterly payments of accrued interest for the first year and equal quarterly payments of principal and accrued interest over a four (4) year period commencing with the fifth quarterly payment date; and

              (iii) Subject to the provisions of Section 2.4, a convertible subordinated promissory note in substantially the form of Exhibit A-2 in the amount of Six Hundred Ninety-One Thousand Seven Hundred Fifty Dollars and No/100 ($691,750) which shall be subordinated and convertible into shares of common stock of LRA-Texas as provided therein ("Note 2"); Note 2 shall bear interest at an annual rate of Six and Three-Eighths Percent (6.375%), and shall provide for equal monthly payments of accrued interest for the eight years and a final payment of principal and all accrued and unpaid interest on the eighth anniversary of the Closing Date, subject to certain limitations imposed by the Subordination Agreements.

         2.4 Determination of Final Net Worth. Each of the Closing Date Balance Sheet Report, the Closing Date Accounts Receivable Report, the Closing Date Accounts Payable Report, the Closing Date Schedule of Accrued Liabilities and the Closing Date Income Statement (collectively, the "Closing Date Reports") of the Seller shall be prepared by the Seller, as promptly as possible after the Closing. Seller's accountants shall then review and certify the Closing Date Reports, and deliver them to Buyer and Buyer's accountants within 30 days after the Closing Date. The Buyer's accountants shall review the Closing Date Reports (including any corresponding work papers of Seller's accountants) and report to the Seller's accountants in writing within 15 days of receipt thereof of any discrepancy between the Seller's accountants certification and the Buyer's accountants results of review. If Seller's accountants and Buyer's accountants cannot resolve such discrepancy within 15 days after Seller's accountants receipt of such reported discrepancy, then they shall so notify the Seller and the Buyer, and the Seller and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Seller and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Seller and the Buyer shall be retained to review the Closing Date Reports. Such firm's conclusions as to the carrying values to appear on the Closing Date Reports for purposes of determining the Final Net Worth of the Seller shall be conclusive. The Seller and the Buyer shall share equally in the expenses of retaining such accounting firm. The Buyer shall pay the expenses of the Buyer's accountants for their review of the Closing Date Reports, and the Seller shall pay the expenses of Seller's accountants for their review of the Closing Date Reports.

         2.5   Adjustment of Purchase Price. The Purchase Price set forth in
Section 2.3 shall be adjusted as follows. If the Final Net Worth as finally determined pursuant to Section 2.4 shall be more than the Guaranteed Net Worth, then the original principal amounts of Note 1 and Note 2 shall be increased as follows: Note 1 shall be increased by 33 and 1/3% of the amount of the increase and Note 2 shall be increased by 66 and 2/3% of the amount of the increase. If the Final Net Worth of Seller as finally determined pursuant to Section 2.4 shall be less than the Guaranteed Net Worth, then the original principal amounts of Note 1 and Note 2 shall be decreased as follows: Note 1 shall be decreased by 33 and 1/3% of the amount of the increase and Note 2 shall be decreased by 66 and 2/3% of the amount of the increase.

         2.6 Assumption of Liabilities. Subject to the exceptions and exclusions of this Section 2.6, the Buyer agrees that on the Effective Date, it will assume and agree to perform and pay when due: (i) all Trade Payables, (ii) all unperformed and unfulfilled obligations under the Contracts set forth on
Schedule 2.1(c), for which the Seller is not in default on or prior to the
---------------
Effective Date, (iii) all liabilities pertaining to customer deposits, (iv) a prorated portion of all franchise, Los Angeles City, business and related taxes of the Business due with respect to the 1997 calendar year (the "1997 Operational Taxes") and (v) any and all debts, liabilities and obligations relating to the Business as conducted on and after the Closing Date (collectively, the "Assumed Liabilities"). Except as otherwise specifically provided herein, the Assumed Liabilities shall not include any other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, in contract or in tort, of the Seller or the Business, or relating to the Assets such as and including but not limited to (i) accrued income taxes, (ii) deferred income taxes, (iii) a pro rated portion of the 1997 Operational Taxes, (iv) any taxes imposed on the Seller because of the operations of any of their respective businesses or sale of the Business, (v) any of the liabilities or expenses of the Seller incurred in negotiating and carrying out its obligations under this Agreement, (vi) any obligations of the Seller owed to each Employee prior to the Closing Date under employee benefits agreements, (vii) any obligations incurred by the Seller before the Effective Date except as otherwise specifically assumed by Buyer pursuant to this Section 2.6, (viii) any liabilities or obligations incurred by the Seller in violation of, or as a result of the Seller's violation of, this Agreement, (ix) liabilities arising from sales of products or services before the Effective Date, and (x) liabilities, costs, and expenses associated with the litigation described in Schedule 3.9 hereto (all of the foregoing being
                                 ------------
hereinafter collectively referred to as the "Retained Liabilities"). Subject to Sections 7.1(E), 7.2 and 9.11 hereof, Buyer shall be permitted to recover for any damages caused by breaches of representations, warranties, covenants and agreements by Seller relating to the Assumed Liabilities.

         2.7 Allocation of Purchase Price. Within 90 days following the date of this Agreement, Buyer and Seller shall agree in writing upon the proportion of the consideration to be allocated to each of the Assets purchased pursuant to this Agreement in the manner proposed by Buyer and reasonably approved by Seller. Buyer and Seller agree that they will not take any position or action which is inconsistent with such allocation in the filing of any federal income tax returns.

         2.8 Taxes. Seller shall be liable for the payment of all sales and use taxes arising out of the sale and transfer or removal of the Assets, if any, and the assumption of the Assumed Liabilities. The Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind of the Seller, related to any period before the Effective Date.

         2.9 Title to Assets and Risk of Loss. Title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to the Buyer immediately upon completion of the Closing.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

               The Seller hereby represents and warrants, except as otherwise set forth on the Schedules attached hereto, that:

         3.1 Title to Assets. Up until the Effective Date, the Seller has good, marketable and indefeasible title to the Assets free and clear of restrictions or conditions to transfer or assignment, mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions, except with respect to those Assets subject to lease and as otherwise disclosed on Schedule 3.1. The Seller is in possession of all
                              ------------
property leased to it from others. Except for the Excluded Assets, the Assets constitute all of the material property, whether real, personal, mixed, tangible or intangible, that are used in the Business by the Seller.

         3.2 Tax Returns. Within the times and in the manner prescribed by law, including extensions permitted thereunder, the Seller has filed and will file all federal, state and local tax returns required by law and has paid and will pay all taxes, assessments and penalties, if any, due and payable in connection with the Business through the Effective Date. There are no pending, or to Seller's knowledge, threatened disputes as to taxes of any nature payable by the Seller.

         3.3   Contracts. Schedule 2.1(b) lists all of the material contracts,
                          ---------------
agreements, and other written or oral arrangements relating to the Business to which the Seller is a party, or by which the Seller or the Assets are bound. As of the Effective Date, each of the Contracts is valid and in full force and effect, and there has not been any default by the Seller or, to the best of Seller's knowledge, by any other party to any of the Contracts, or any event that with notice or lapse of time or both, would constitute a default by the Seller or, to the best of Seller's knowledge, any other party to any of the Contracts. Except as shall be disclosed in Schedule 2.1(b), each Contract is
                                           ---------------
assignable to the Buyer without the consent of any other party. The Seller will obtain and deliver at Closing all of the requisite consents relating to the items set forth on Schedule 2.1(b). Seller has not received notice that any
                   ---------------
party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that they might have under any of the Contracts. In the event any of the Contracts are, or are later determined to be, non-assignable, and the other party to any such Contracts refuses to consent to the assignment of same, then the Seller shall subcontract to the Buyer or its designee, if the Buyer so desires, the remaining work on such Contracts, and the Seller shall forward to the Buyer or its designee all proceeds of such Contracts received by the Seller; provided, however, that Seller shall be reimbursed for any reasonable out-of-pocket expenses incurred by it.

         3.4 Equipment. All of the Equipment owned or leased by the Seller is described on Schedule 2.1(a) attached hereto. Except as disclosed on Schedule
             ---------------                                         --------
2.1(a), none of the Equipment will be, at the Effective Date, held under any
------
security agreement, conditional sales contract, or other title retention or security arrangement.

         3.5   Inventory.  The Seller does not carry or maintain any inventory.

         3.6   Licenses. Except as set forth on Schedule 3.6, the Business of
                                                ------------
Seller does not require any governmental licenses or permits or authorization, consent or approval of, or filing with, any public body or governmental authority.

         3.7 Employment Contracts. The Seller does not have any employment contracts, collective bargaining agreements, pension, bonus, or profit sharing plans providing for employee remuneration or benefits.

         3.8 Compliance with Laws. The Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws, and regulations (including, without limitation, any applicable building or other law, ordinance or regulation) that affect, directly or indirectly, any of the Assets or the Business, except where the failure to so comply would not have a material adverse effect. There are not any uncured violations, known to Seller, of federal, state or municipal laws,ordinances, orders, regulations or requirements affecting any portion of the Assets or the Business.

         3.9   Litigation. Except as disclosed in Schedule 3.9, there is no
                                                  ------------
suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened against or affecting the Seller, the Assets, or the Business that could result in a material adverse effect on the Business.

         3.10 No Breach or Violation. As of the Effective Date and except as set forth on Schedule 3.10, the consummation of the transactions contemplated by
             -------------
this Agreement will not result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, except for third party consents described in this Agreement or any schedule prepared and delivered in connection herewith, of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security agreement, concession, franchise, permit or other agreement, instrument or arrangement by which the Assets, the Business or the Seller may be affected, or to which the Assets, the Business or the Seller may be bound, (ii) the creation or imposition of any lien, charge, or encumbrance on any of the Assets or the Business, or (iii) a breach of any term or provision of this Agreement, except for breaches and violations that could not reasonably be expected to have a material adverse effect on the Business.

         3.11 Authority. Each of the Giammancos has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under this Agreement and the Employment Agreement, the Employment Side Letter Agreement, the Bill of Sale, the Registration Rights Agreement, the Contingent Stock Pledge Agreement, the Trust Side Letter Agreement and the Subordination Agreements (collectively, the "Seller Ancillary Agreements"). The Trust has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under this Agreement and the Seller Ancillary Agreements. The Giammancos have delivered to Buyer a true and correct copy of all instruments evidencing or creating the Trust, which has been properly formed in accordance with the laws of the State of California under the Declaration of Trust dated August 21, 1996 and has not been amended, modified, revoked or rescinded since such date. The sole trustees of the Trust are and have been at all times from August 21, 1996 Peter Giammanco and Leslie Giammanco (the "Trustees"). The Trustees have full authority to enter into this Agreement and the Seller Ancillary Agreements on behalf of the Trust. No approvals or consents of any persons other than the Seller are necessary in connection herewith, except as set forth on Schedule 2.1(b).
                                 ---------------

         3.12   Personnel. Schedule 1-A sets forth a complete and accurate list
                           ------------
of all Employees employed by Seller in connection with the Business. At or after Closing, the Seller shall deliver such additional information as the Buyer shall reasonably request with respect to such Employees.

         3.13 Valid and Binding Obligations. Upon execution and delivery, each of this Agreement, the Seller Ancillary Agreements and each other document, instrument and agreement to be executed by the Seller in connection herewith, will constitute the legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

         3.14   Leased Assets. Schedule 3.14 contains a description of all of
                               -------------
the real and personal property leased pursuant to the Contracts, which are the only assets used in the conduct of the Business which are not owned by the Seller. The Seller is not in default of any such lease.

         3.15 Financial Statements. The financial statements of Seller consist of an unaudited balance sheet and unaudited income statement for the fiscal years ending December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996, together with unaudited balance sheets and unaudited income statements of Seller for the two-month period ended February 28, 1997 (collectively the "Financial Statements"). Each of the Financial Statements (i) fairly presents the financial position of Seller as of each respective Financial Statement date, and the results of its operations for the respective periods indicated, (ii) were true and correct in all material respects as of the respective dates thereof, and (iii) were prepared consistently and in accordance with Seller's past practices. In addition, Seller has provided at least four (4) days prior to Closing the following, all of which are unaudited: (i) a Balance Sheet Report dated as of February 28, 1997, (ii) Accounts Receivable Reports dated as of February 28, 1997 and March 31, 1997, (iii) Accounts Payable Reports dated as of February 28, 1997, (iv) a Schedule of Accrued Liabilities dated as of February 28, 1997 and (v) an income statement dated as of March 31, 1997.

         3.16 Employee Benefits. Seller has no "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.17   Absence of Certain Changes or Events. Except as disclosed in
Schedule 3.17(a) with regard to the Business and the Assets, since December 31,
----------------
1996, there has been no:

                (i) material adverse change in the condition, financial or otherwise, of the Seller, the Assets or the Business;

                (ii)  waiver of any right of or claim held by the Seller;

                (iii) material loss, destruction or damage to any property of the Seller, whether or not insured;

                (iv) material change in the personnel of the Seller or the terms or conditions of their compensation or employment;

                (v) acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Seller otherwise than for value and in the ordinary course of business;

                (vi) transaction by the Seller except in the ordinary course of business;

               (vii) capital expenditure by the Seller exceeding $5,000 except in the ordinary course of business;

               (viii) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Seller;

               (ix)   re-valuation by the Seller of any of its Assets;

               (x) amendment, modification or termination of any Contract or license to which the Seller is a party, except in the ordinary course of business;

               (xi) mortgage, pledge or other encumbrance of any of the Assets;

               (xii) litigation or facts or circumstances that could result in litigation that, if adversely determined, might reasonably be expected to have a material adverse effect on Seller, Seller's financial condition, Seller's prospects, the Business or the Assets;

               (xiii) other event or condition of any character that has or might reasonably be expected to have a material adverse effect on the Business, Assets or financial condition of the Seller; or

               (xiv) agreement by the Seller to do any of the things described in the preceding clauses (i) through (xiii).

Except as disclosed in Schedule 3.17(b), there have been no contractual
                       ----------------
commitments by Seller to spend more than $10,000 per contractual commitment over a continuous 12-month period.

         3.18  Consents and Approvals. Except as set forth on Schedule 3.18 no
                                                              -------------
consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Seller in connection with the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated hereby by Seller.

         3.19 Brokers. Neither Seller nor any of Seller's Affiliates has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commission or finder's fees in connection with the transactions contemplated herein.

         3.20 Sale of Assets. For purposes of determining whether a sales and use tax charge is applicable, the sale of the Assets constitutes: (i) the sale of the entire operating assets of a business or of a separate division, branch, or identifiable segment of a business, and (ii) a sale outside the ordinary course of Seller's business, and represents an isolated or occasional sale by a seller who does not regularly engage in such business. The income and expenses of the Business can be separately established from the Books and Records in the same manner as previously provided to Buyer.

         3.21 Absence of Certain Business Practices. Neither the Seller nor any agent of the Seller, nor to Seller's best knowledge, any other person acting on Seller's behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee of the United States or any state or foreign government, or other person who is or may be in a position to help or hinder the Business which
(1) would subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (2) if not given in the past, would have an adverse effect on the Business, or (3) if not continued in the future, would have a material adverse effect on the Business or the Assets, or which would subject the Seller to suit or penalty in a private or governmental litigation or proceeding.

         3.22   Liens on Assets. Except as set forth on Schedule 3.22, all liens
                                                        -------------
or security interests of any third party as to any of the Assets have been removed on or before the Effective Date, and the Seller has furnished evidence thereof to Buyer.

         3.23 Customers. To the best of Seller's knowledge, Schedule 3.23
                                                            -------------
contains a true and correct list of all customers of the Business within the period beginning January 1, 1996 and ending on the Effective Date (the "Customers"). Except as set forth on Schedule 3.23, the Seller has no
                                     -------------
information, nor is the Seller aware of any facts, indicating that any of the material Customers intend to cease doing business with the Seller.

         3.24   Insurance Policies. Schedule 3.24 to this Agreement is a
                                    -------------
description of all insurance policies held by the Seller concerning the Business and Assets. The Seller has maintained and now maintains insurance protection against all liabilities, claims and risks against which, with respect to the Business and the Assets, it is customary to insure.

         3.25 Interest in Customers, Suppliers and Competitors. Except as set forth in Schedule 3.25, neither the Seller, nor any Affiliate, spouse or child
         -------------
of the Seller, has any direct or indirect interest in any competitor, supplier or customer of any of them, has any direct or indirect interest in any competitor, supplier or customer of the Seller, or in any person from whom or to whom the Seller leases any property, or in any other person with whom the Seller is doing business.

         3.26 Full Disclosure. This Agreement, the Seller Ancillary Agreements, the Schedules and Exhibits hereto and thereto, and all other documents and written information furnished by the Seller to the Buyer pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. To the best of Seller's knowledge, there are no facts or circumstances relating to the Assets or the Business which adversely affect or might reasonably be expected to adversely affect the Assets, the Business, or the ability of the Seller to perform this Agreement, the Seller Ancillary Agreements or any of Seller's obligations hereunder or thereunder.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

               Each of Buyer and Parent represents and warrants, except as otherwise set forth on the Schedules attached hereto, that:

         4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

         4.2 Authority. Each of Buyer and Parent, as applicable, has the right, power, legal capacity, and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby by each of Buyer and Parent, as applicable, have been duly authorized by all necessary corporate action.

         4.3 Valid and Binding Obligations. Upon execution and delivery, each of this Agreement and the Ancillary Agreements to which it is a party will constitute the legal, valid, and binding obligation of Buyer or Parent, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

         4.4 Brokers. Neither Buyer nor any of its respective Affiliates, officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein, except for the fee payable to The GulfStar Group, Inc., which fee shall be paid solely by Buyer or its Affiliates in connection with this transaction.

         4.5 No Operations. Buyer is a recently formed California corporation, with no operations to date, and has no liabilities or obligations, except as may arise under this Agreement and the Ancillary Agreements to which it is a party and obligations that may be imposed by applicable federal, state or local law.

         4.6   Consents, Violations and Authorizations.

               (a)   Except as set forth on Schedule 4.6, neither the Buyer nor
                                            ------------
the Parent is a party to or bound by any mortgage, indenture, lien, deed of trust, lease, agreement, permit, concession, franchise, license, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

               (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of either Buyer or Parent or (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or any default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise, license or other agreement which either the Buyer or Parent or its properties or assets is a party to, beneficiary of, or bound by, or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either the Buyer or Parent or its properties or assets, other than such conflicts, violations or defaults or possible modifications, terminations, cancellations or accelerations which individually or in the aggregate do not and will not have a material adverse effect on the Buyer or the Parent.

               (c) No authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by the Buyer or Parent of the transactions contemplated by this Agreement or the Ancillary Agreements to which it is a party.

         4.7 Financial Statements. Buyer has delivered to Seller the unaudited consolidated balance sheet, unaudited consolidated income statement, and unaudited consolidated cash flow statement of Parent for the one and one-half month period ended February 28, 1997 (the "Parent Financial Statements"). Each of the Parent Financial Statements (i) fairly presents the financial position of Parent and its consolidated subsidiaries as of each respective Parent Financial Statement date, and the results of their operations for the respective periods indicated, and (ii) were true and correct in all material respects as of the respective dates thereof, subject to finalization of purchase accounting adjustments in accordance with GAAP.

         4.8 Absent Certain Changes. Since February 28, 1997, there have been no (a) material adverse changes in the business, financial condition, assets, operations or prospects of Parent, (b) amendments, modifications or terminations of any material contract applicable to Parent, (c) any changes in the accounting methods or practices of Parent or (d) any litigation or facts or circumstances that could result in litigation that, if adversely determined, might reasonably be expected to have a material adverse effect on Parent or on its business, financial condition or prospects.

         4.9 Full Disclosure. No representation or warranty of the Buyer or Parent in this Article IV or in any other Article of this Agreement or in the Ancillary Agreements to which it is a party or any schedule, exhibit, certificate or other document furnished or to be furnished by the Buyer or Parent to the Seller pursuant to this Agreement or the Ancillary Agreements to which it is a party, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein not misleading.


                                   ARTICLE V
                           COVENANTS OF THE PARTIES
                           ------------------------

         Buyer and Seller covenant and agree as follows:

         5.1 Conduct of the Business. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall conduct the Business in the ordinary course in substantially the same manner as heretofore, using its best efforts to preserve intact its present business organization, to keep available the services of its Employees, and to preserve its relationships with its customers, suppliers, service providers and others having business dealings with it.

         5.2 Certain Changes. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall not (a) subject any of the Assets to any lien or encumbrance, (b) dispose of any of the Assets, (c) grant any increase in compensation or benefits to any Employee, except for periodic bonuses in the ordinary course consistent with past practices, (d) materially modify any of the Assumed Liabilities, or (e) with respect to the Business, perform any act outside the ordinary course of the Business except as otherwise contemplated by this Agreement.

         5.3 Insurance. Seller maintains and shall continue to maintain through the Closing the insurance coverage set forth in the list previously provided to Buyer.

         5.4 Bulk Sales. It may not be practicable to comply or attempt to comply with the procedures of Division 6 of the California Commercial Code (the "California Bulk Sales Laws"). Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that except for the Assumed Liabilities, the indemnity provisions of Article VII hereof shall apply to any damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with the California Bulk Sales Laws.

                                  ARTICLE VI
                                  THE CLOSING
                                  -----------

         6.1 Closing. Payment of the Purchase Price required to be made by the Buyer to the Seller and the transfer of the Assets by the Seller and the other transactions contemplated hereby shall take place on the Closing Date at the offices of Boyer, Ewing and Harris Incorporated, 9 Greenway Plaza, Suite 3100, Houston, Texas 77046 or by fax unless the time or location is changed by mutual agreement of the Parties. At the Closing, (a) the Seller will deliver to the Buyer and Parent the various certificates, instruments, and documents referred to in Section 6.2 below, (b) the Buyer and Parent will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.3 below, and (c) the Buyer will deliver to the Seller the Purchase Price specified in Section 2.3 above.

         6.2 Conditions to Obligations of the Buyer and Parent. The obligation of the Buyer and Parent to proceed with the Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) the representations and warranties of Seller hereunder shall be true and correct in all material respects at and as of the Closing Date;

               (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely in any material respect the rights in and to the Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (d) the Seller shall have delivered to the Buyer and Parent a certificate to the effect that each of the conditions specified above in Section 6.2(a) -(c) is satisfied in all respects;

               (e) the Buyer and Parent shall have received from counsel to the Seller an opinion in form and substance acceptable to Buyer and Parent , addressed to the Buyer and Parent, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to legal counsel to Buyer and Parent;

               (f) Peter Giammanco shall have entered into an Employment Agreement with Buyer in the form attached hereto as Exhibit B ("Employment Agreement");

               (g) Seller shall have entered into with Parent a Registration Rights Agreement in a form similar to those previously entered into by similarly situated shareholders of Parent and reasonably acceptable to Parent and its counsel (the "Registration Rights Agreement");

               (h) the Seller shall have delivered to Buyer instruments of assignment and transfer or bills of sale signed by Seller as the Buyer shall reasonably request, including the Bill of Sale in substantially the form attached hereto as Exhibit C (the "Bill of Sale");

               (i) Seller shall have delivered to Buyer an Affidavit of Title and Ownership in form reasonably satisfactory to Buyer and its counsel;

               (j) Seller shall have entered into with Buyer a Contingent Stock Pledge Agreement in substantially the form attached hereto as Exhibit D (the "Stock Pledge Agreement");

               (k) Seller shall have entered into the Subordination Agreements on terms substantially similar to those contained in subordination agreements executed by creditors of a similar class of Parent or its subsidiaries;

               (l) Buyer shall have completed its due diligence review of Seller and the Business and been satisfied with the results;

               (m) the Board of Directors of Buyer and Parent shall have approved the terms of this transaction;

               (n) Seller shall have delivered to Buyer and Parent all other items required to be delivered hereunder or as may be requested which are reasonably necessary or would reasonably facilitate consummation of the transactions contemplated hereby; and

               (o) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and Parent.

The Buyer and Parent may waive any condition specified in Section 6.2 if they execute a writing so stating at or prior to the Closing Date.

         6.3 Conditions to Obligations of the Seller. The obligation of the Seller to proceed with Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) the representations and warranties of Buyer and Parent hereunder shall be true and correct in all material respects at and as of the Closing Date;

               (b) each of Buyer and Parent shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (d) each of Buyer and Parent shall have delivered to the Seller a certificate to the effect that each of the conditions applicable to it which are specified above in Section 6.3(a)-(c) is satisfied in all respects;

               (e) the Seller shall have received from counsel to the Buyer an opinion in form and substance acceptable to Seller, addressed to the Seller, and dated as of the Closing

         Date containing such assumptions and qualifications as may be reasonably acceptable to Seller's legal counsel;

               (f) Parent shall have entered into the Registration Rights Agreement in a form similar to those previously entered into by similarly situated shareholders of Parent;

               (g)   the Buyer shall have paid the Purchase Price required by
         Section 2.3;

               (h) the Buyer shall have entered into the Employment Agreement and the Stock Pledge Agreement, each in a form reasonably acceptable to Seller and its counsel;

               (i) Seller shall have completed its due diligence review of Buyer and Parent and been satisfied with the results; and

               (j) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.3 if Seller executes a writing so stating at or prior to the Closing.

         6.4 Insurance and Ad Valorem Taxes. The Buyer shall be obligated to procure its own insurance on the Business commencing on the Effective Date. Seller shall be solely responsible for receiving a refund of any insurance premium payments that have been prepaid. With regard to ad valorem taxes on the Assets for the 1997 tax year, the Seller and the Buyer agree that the taxes to be paid shall be prorated as of the Effective Date.

         6.5 Further Assurances. At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Seller, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer, for the purpose of assigning and confirming to the Buyer, all of the Assets. The Buyer shall notify the Seller promptly, and in no event more than ten (10) business days after the Buyer's receipt, of any tax inquiries or notifications thereof which relate to any period prior to the Effective Date, and the Seller shall prepare and deliver responses to such inquiries as the Seller deems necessary or appropriate. In addition, the Seller shall make available the books and records of the Business during reasonable business hours and take such other actions as are reasonably requested by the Buyer to assist the Buyer in the operation of the Business.

         6.6 Availability of Records to the Seller. For a period of three (3) years following the Closing Date, Buyer shall make available to the Seller such of the Books and Records relating to the Business prior to the Closing Date as the Seller may reasonably require after the Closing Date in connection with any tax determination, defense of any claim against the Seller relating to the conduct of the Business prior to the Closing Date or for any other reason. During such time, Buyer agrees not to destroy any files or records which are subject to this Section 6.6 without giving reasonably notice to the Seller, and within 15 business days of receipt of such notice, the Buyer may cause to be delivered to Seller the records intended to be destroyed, at the Seller's expense.

         6.7 Termination of Employment of the Seller's Employees. Buyer may terminate any Employee at any time. Seller shall pay all wages, benefits, accrued vacation, sick pay and any other benefits any of the Employees are entitled to receive before the Closing Date.

         6.8 Confidential Information. After the Closing and except as otherwise specifically permitted in this Agreement, each party to this Agreement agrees, on behalf of itself and its Affiliates, to use reasonable efforts not to divulge, communicate, use to the detriment of any other party to this Agreement or its Affiliates or for the benefit of any other person or persons, any confidential information or trade secrets of such other party with respect to the Assets or the Business, including personnel information, secret processes, know-how, customer lists, formulae, or other technical data; provided, if any party to this Agreement or any of its Affiliates is compelled to disclose such information to any tribunal, regulatory or governmental authority or agency or else stand liable for contempt or suffer other censure and penalty, such party may so disclose such information without any liability hereunder.

         6.9 Assignment of Contracts. On or before the Effective Date, Seller shall have delivered to Buyer all of the Contracts presently in force and shall have effected a valid assignment of all of Seller's rights and obligations thereunder.

         6.10 Shareholders' Agreement; Investment Representations. No shares of Parent Stock can or will be issued upon conversion of Note 1 and Note 2 until Seller becomes a party to a Shareholders' Agreement in the form required by the Parent ("Shareholders' Agreement") and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.

         6.11 Customer List. On or before 45 days following the Effective Date, Seller shall deliver to Buyer a new Schedule 3.23, revised to show the total receipts of the Business attributable to each listed Customer during the period beginning January 1, 1996 and ending on the Effective Date.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

         7.1   Indemnification.

               A. By the Seller. Subject to Section 7.1(E) hereof, the Seller, shall indemnify, save, defend and hold harmless the Buyer and Buyer's shareholders and the directors, officers, partners, agents and employees of each (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Seller in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or its Affiliates under this Agreement, or (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets relating to any period prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities; provided, however, that the Seller shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties.

               B. By the Parent and the Buyer. Subject to Section 7.1(E) hereof, the Parent and the Buyer, jointly and severally, shall indemnify, save, defend and hold harmless the Seller and Seller's successors in interest or heirs (collectively, the "Seller Indemnified Parties") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by Parent and/or the Buyer in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Parent and/or the Buyer under this Agreement, or (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities, or (b) arising out of facts or circumstances existing on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities; provided, however, that neither Parent nor Buyer shall be liable for any such Damages if such Damages result from or arise out of a breach or violation of this Agreement by any Seller Indemnified Parties.

               C. Defense of Claims. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten (10) days and so long as the indemnifying Party is not materially prejudiced by the failure to receive such notice. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this
Section 7.1 to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, except with respect to the fees and expenses of the indemnified Party's attorney, which shall be borne by the indemnified Party, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to defend, provided that in no circumstances shall the indemnified Party compromise or settle the claim or other matter on behalf or for the account of the indemnifying Party without the consent of the indemnifying Party, which shall not be unreasonably withheld.

               D. Third Party Claims. The provisions of this Section 7.1 are not limited to matters asserted by the Parties, but cover Damages incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

               E. Limitation on Indemnification. Notwithstanding the other provisions of this Section 7.1, Seller shall not be liable to Buyer Indemnified Parties, and Parent and Buyer shall not be liable to Seller Indemnified Parties, for the first $25,000 in aggregate Damages suffered by such indemnified Parties; provided, however, that once any such indemnified Parties have suffered Damages aggregating in excess of $25,000, the indemnifying Party shall reimburse the indemnified Parties for the full amount of such Damages, including the $25,000 in Damages initially excluded. In no event shall the aggregate Damages payable by an indemnifying Party to indemnified Parties exceed the Purchase Price.

         7.2 Survival of Representations and Warranties. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two (2) years thereafter, except that the representations and warranties contained in Sections 3.1 and 3.2 shall survive for a period of three
(3) years after Closing.

                                 ARTICLE VIII
                                   REMEDIES
                                   --------

         8.1 Specific Performance; Remedies. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

         9.1 Fees. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

         9.2 Modification of Agreement. This Agreement may be amended or modified only in writing signed by all of the Parties.

         9.3 Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed with receipt of transmission confirmed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

               IF TO SELLER:         Peter and Leslie Giammanco
                                     The Giammanco Family Trust
                                     15250 Ventura Boulevard, Suite 410
                                     Sherman Oaks, California 91403
                                     Phone:  818/995-0600
                                     Fax:    818/995-4248

               With a copy to:       Timothy F. Sylvester
                                     Riordan & McKinzie
                                     300 S. Grand Ave. 29th Floor
                                     Los Angeles, California 90071
                                     Phone:  213/229-8421
                                     Fax: 213/229-8550


               IF TO BUYER:     Richard O. Looney
                                Litigation Resources of America-California, Inc.
                                650 First City Tower, 1001 Fannin
                                Houston, Texas 77002
                                Phone:  713/653-7100

               IF TO PARENT:    Richard O. Looney
                                Litigation Resources of America, Inc.
                                650 First City Tower, 1001 Fannin
                                Houston, Texas 77002
                                Phone:  713/653-7100
                                Fax:   713/653-7172
                                Fax:   713/653-7172

               With copy to:    J. Randolph Ewing
                                Boyer, Ewing & Harris Incorporated
                                Nine Greenway Plaza, Suite 3100
                                Houston, Texas  77046
                                Phone: 713/871-2025
                                Fax: (713) 871-2024

Any addressee at any time by furnishing notice to the other addressees in the manner described above may designate additional or different addresses for subsequent notices or communications.

         9.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

         9.5 Entire Agreement; Binding Effect. This Agreement and the Ancillary Agreements set forth the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

         9.6 Waiver. No delay in the exercise of any right under this Agreement shall waive such rights. Any waiver, to be enforceable, must be in writing.

         9.7 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

         9.8 Assignment. The Seller shall not assign this Agreement or any interest herein .

         9.9 Headings. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         9.10 Schedules and Exhibits. All Schedules and Exhibits attached to this Agreement or to be delivered by the Seller, upon review and approval by the Buyer, are and shall be hereby incorporated in and made a part of this Agreement. All Schedules to this Agreement must be delivered no later than four (4) days prior to Closing, in order to provide the Buyer ample time to review and evaluate the items described therein and disclosed thereby. Although the Schedules remain subject to the review and approval of the Buyer, no such review or approval shall constitute a waiver by the Buyer of any breach or default caused by the inaccuracy or incompleteness of any Schedule, the accuracy and completeness of the Schedules being the sole responsibility of the Seller.

         9.11 Offset; Remedies. To the extent not otherwise prohibited by applicable law, (i) all amounts due and owing by the Buyer to the Seller under this Agreement, Note 1, Note 2, or any document, instrument, or agreement executed in connection herewith, and (ii) the Parent Shares, if issued, shall be subject to offset by the Buyer to the extent of any Damages incurred by Buyer that have triggered an indemnification obligation of Seller under Section 7.1.A. In the event Buyer elects to offset any such Damages, Buyer shall furnish Seller notice containing detailed information with respect to such Damages, the specific obligation of Seller that triggered such Damages and such other information as may be reasonably appropriate in respect of Seller's consideration of such claim (an "Offset Claim"). Seller shall have twenty (20) days after receipt of such information to dispute any such Offset Claim, and shall so notify Buyer of the basis for such dispute. If the Parties are unable to resolve such dispute within fifteen (15) days, the Offset Claim shall be submitted to arbitration, as further described in Section 9.15. If Seller agrees to pay such Offset Claim or fails to contact Buyer within such twenty (20) day period, and pending final resolution of any Offset Claim which has been submitted to arbitration, the offset shall be applied as follows (the act of offsetting by Buyer shall be referred to as an "Offset"): (a) First against Note 1 until the full amount of Note 1, both principal and interest, has been repaid,
(b) next against Note 2 until the full amount of Note 2, both principal and interest, has been repaid, and (c) finally, against the Parent Shares. In order to secure the Buyer's offset rights against the Parent Shares, Buyer and Seller shall execute the Stock Pledge Agreement. Upon issuance, the Parent Shares shall have a restrictive legend typed on the back thereof specifying that the Parent Shares are subject to a right of offset as specified in the Agreement. The Seller acknowledges and agrees that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. Notwithstanding anything contained herein to the contrary, the offset rights of Buyer hereunder shall terminate in the manner set forth in Section 7.2.

         9.12 Rights and Liabilities of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

         9.13 Survival. Subject to Section 7.2, this Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing, and the Bill of Sale and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein shall not be deemed merged therein.

         9.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

         9.15 Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 9.15. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 9.15, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Los Angeles, California. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 9.16 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction.

         9.16 Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees from the other Parties hereto.

         9.17 Drafting. All Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

               IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement in multiple counterparts effective as of the date first written above.

                         BUYER:
                         -----

                         LITIGATION RESOURCES OF AMERICA-
                         CALIFORNIA, INC.,
                         a California corporation

                         By: /s/ D. W. Pfleghar
                            ----------------------------------------------------
                         Name: D. W. Pfleghar
                              --------------------------------------------------
                         Title: CEO
                               -------------------------------------------------

                         PARENT:
                         ------

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         a Texas corporation


                         By: /s/ D. W. Pfleghar
                            ----------------------------------------------------
                         Name: D. W. Pfleghar
                              --------------------------------------------------
                         Title: CEO
                               -------------------------------------------------


                         SELLER:
                         ------

                         GIAMMANCOS:

                         /s/ Peter Giammanco
                         -------------------------------------------------------
                         PETER GIAMMANCO, Individually

                         /s/ Leslie Giammanco
                         -------------------------------------------------------
                         LESLIE GIAMMANCO, Individually

                         TRUST:

                         By:/s/ Peter Giammanco
                            ----------------------------------------------------
                            Peter Giammanco, as a Trustee of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California

                         By:/s/ Leslie Giammanco
                            ----------------------------------------------------
                            Leslie Giammanco, as a Trustee of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California


Schedules
---------
1-A               Employees of Seller
2.1(a)            Equipment
2.1(b)            Contracts
2.1(c)            Books and Records
2.1(e)            Intellectual Property
2.1(g)            General Intangibles
2.2               Excluded Assets
3.1               Encumbrances on Assets
3.6               Licenses
3.9               Litigation
3.10              Breaches or Violations
3.14              Leased Assets
3.17(a and b)     Certain Changes or Events
3.18              Consents and Approvals
3.22              Liens
3.23              Customers
3.24              Insurance Policies
3.25              Interest in Customers, Suppliers and Competitors
4.6               Consents

Exhibits
--------

A-1               Note 1
A-2               Note 2
B                 Employment Agreement
C                 Bill of Sale, Assignment and Assumption Agreement
D                 Contingent Stock Pledge Agreement

Other Documents
---------------

Registration Rights Agreement
Subordination Agreements
--TCB Note 1
--TCB Note 2
--Pecks Note 1
--Pecks Note 2

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT BELOW REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF MAY 14, 1997, BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF TEXAS COMMERCE BANK NATIONAL ASSOCIATION.

                              G& G COURT REPORTERS
                    Convertible Subordinated Promissory Note
                                    (Note 1)

$345,750.00               Houston, Texas             May  19, 1997


     Litigation Resources of America-California, Inc. d/b/a G & G Court Reporters, a California corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to Peter Giammanco and Leslie Giammanco, individuals who are husband and wife (referred to in their individual capacities as the "Giammancos") acting in their capacities as the Trustees (referred to in their trustee capacities as the "Trustees") of the GIAMMANCO FAMILY TRUST (the "Trust") established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California (the Trust being hereinafter called the "Holder"), or permitted assigns, the principal sum of THREE HUNDRED FORTY-FIVE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($345,750.00) together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

     THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS, AS HEREINAFTER DEFINED, NOW OWING OR HEREAFTER EXISTING OR ARISING, AND SHALL BE ON AN EQUIVALENT BASIS WITH OTHER SUBORDINATED INDEBTEDNESS, AS HEREINAFTER DEFINED.

                                   ARTICLE I
                                  Definitions

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

     1.1 "Annual Cash Flow" means the Company's net income from operations before interest, taxes, depreciation and amortization ("Net Income"), calculated quarterly on a trailing twelve-month basis. For the first three quarterly computations during the term of this Note, Annual Cash Flow shall be computed as follows: For the first quarterly computation following the date of this Note, Net Income for the first calendar quarter following the date of this Note (the "First

Calendar Quarter") shall be multiplied by four (4);  for the second quarterly computation following the date of this Note, Net Income for the second calendar quarter following the date of this Note shall be added to Net Income for the First Calendar Quarter and the sum (the "Second Quarter Sum") shall be
multiplied by two (2);   for the third quarterly computation following the date
of this Note, Net Income for the third calendar quarter following the date of this Note shall be added to the Second Quarter Sum and the total shall be divided by .75. If Net Income for a full calendar quarter is not available for purposes of this calculation, Net Income for the partial quarter shall be divided by the number of days in the partial quarter and the result shall be multiplied by 90 to create a full calendar quarter.

     1.2 "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     1.3 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     1.4 "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (W) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Parent, either of the Giammancos or the Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities other than as a result of the sale by the Parent of securities in a private transaction, and the Pecks Group of Investors no longer has the right to elect a majority of the Board of Directors of the Parent, or (X) during any period of two consecutive years during the term of this Note, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period is as a result of the stockholder permitted to designate such director to fill a position making a change in such designee or if additional directors are added to the board as a result of an expansion of the board of directors for purposes of the Company conducting a Public Offering or for any other business reason, or (Y) the Parent consummates a Public Offering, or (Z) all or substantially all of the assets of the Parent are sold.

     1.5 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     1.6  "G&G Cash Flow" means $311,000.

     1.7  "Event of Default" has the meaning specified in Section 3.1.

     1.8 "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     1.9 "G&G Division" means the separate operating division of the Company which operates the business known as G&G Court Reporters.

     1.10 "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable, (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds, (iii) for all trade debt of the Person, and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

     1.11 "Lien" means any mortgage, deed of trust, lien, security interest, pledge, claim, charge, liability, obligation or other encumbrance.

     1.12 "Maturity Date", when used with respect to this Note means May 19, 2002 (or such other date upon which this Note becomes due and payable).

     1.13 "Maximum Nonusurious Rate" means the indicated rate ceiling from time to time in effect as defined by Article 5069-1.04, Vernon's Annotated Civil Statutes, as amended.

     1.14 "Note" means this Convertible Subordinated Promissory Note.

     1.15 "Other Subordinated Indebtedness" means any other Indebtedness now or hereinafter due and owing by the Company or to any person who is the seller of a court reporting and/or litigation service business and who finances all or part of the purchase price thereof.

     1.16 "Parent" means Litigation Resources of America, Inc., a Texas corporation.

     1.17 "Parent Stock" means shares of common stock, $.01 par value, of Parent and any securities for which such stock may be exchanged or into which it may be converted.

     1.18 "Pecks Group of Investors" means those persons defined as "Investors" who are parties to the Securities Purchase Agreement dated effective January 17, 1997 among the Investors, the Parent and certain subsidiaries of the Parent, and the permitted assigns of the Investors.

     1.19 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.20 "Public Offering" means the sale by the Parent of securities for cash in an underwritten public offering registered on the appropriate form with the SEC.

     1.21 "Purchase Agreement" means that certain Agreement of Purchase and Sale of Assets dated as of May 19, 1997 executed by and among the Company, the Parent, the Giammancos and the Holder.

     1.22 "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 or any successor act thereto.

     1.23 "Senior Indebtedness" means any and all indebtedness, liabilities and obligations of the Company to any Person other than Other Subordinated Indebtedness that is incurred by the Company or its affiliates in financing the purchase by it or its affiliates of a court reporting and/or litigation service business, whether direct or indirect, absolute or contingent, now owing or hereafter existing or arising, or due or to become due, including without limitation, future indebtedness (principal, interest, fees and expenses, collection costs or otherwise) and future advances of funds, and all modifications, renewals, extensions or rearrangements of any of the foregoing.

     1.24 "Subordination Agreements" means those certain Subordination Agreements executed as of even date herewith by and among the Company, the Holder, the Giammancos, the holders of the Senior Indebtedness, and the holders of the Other Subordinated Indebtedness.

     1.25 "Subsidiary" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II
                                    Payments

     2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate of seven and one-half percent (7.5%) per annum, calculated on the basis of a 365-day year or 366-day year as the case may be. All past due payments of principal, and if permitted by applicable law, of interest shall bear interest from day to day at a rate of fourteen percent (14%) per annum, all to be computed from maturity (whether stated or by acceleration) until paid.

     2.2 Payment of Principal and Interest. Beginning August 1, 1997, the Company shall make quarterly payments of interest and, in addition, beginning August 1, 1998, the Company shall make fifteen (15) quarterly payments of principal, each in the amount of $21,609.38, on or before the first day of each November, February, May and August (and if the first day is not a Business Day, the first Business Day thereafter) of each quarter thereafter, with the sixteenth (16/th/) and final payment of principal and accrued interest being due and payable on May 19, 2002, subject to the provisions of Section 2.3 below. Prepayments will be credited first to the accrued but unpaid interest, and then to installments of unpaid principal in the order of maturity.

     2.3 Cash Flow Requirements. Notwithstanding Section 2.2 above, the Company shall not be required to make a payment due under this Note if the G&G Division of the Company has not generated Annual Cash Flow at least equal to the G & G Cash Flow for the period ended on the last day of the month preceding the month in which the payment is due. In each such case, the Maturity Date shall be extended for an additional three-month period until the Note has been paid in full. This Section 2.3 shall not apply if (i) a Termination Without Cause or a Termination for Good Reason (as such terms are defined in the Employment Agreement of even date herewith between the Company and Peter Giammanco) has occurred and Annual Cash Flow for the twelve-month period immediately preceding the date of termination was at least equal to the G & G Cash Flow or (ii) if the Parent assumes this Note in accordance with Section 3.3 hereof.

                                  ARTICLE III
                                    Remedies

     3.1  Events of Default.  An "Event of Default" occurs if:

          3.1 the Company defaults in the performance of any covenant made by the Company in this Note, and such default remains uncured for a period of 180 days after notice from the Holder; or

          3.1 the Company defaults in the performance of or breaches any of the terms, covenants, or conditions contained in any of the documents evidencing, securing or guaranteeing any Senior Indebtedness, including, but not limited to, any loan agreements, promissory notes or security agreements, and the applicable grace periods expire, unless such default is waived or the holders of the Senior Indebtedness elect not to declare a default thereunder or the Company is permitted to make payments under this Note; or

          3.1 (i) a receiver, liquidator, custodian, or trustee of the Company, or of any material property thereof is appointed by court order of a court of competent jurisdiction and such order remains in effect on the 90th day after its entry, or (ii) a petition is filed, a case is commenced, or relief is ordered against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed with 90 days of such filing, commencement, or order; or

          3.1 the Company (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding and is adjudicated a bankrupt or insolvent, (ii) files a petition, answer or consent seeking reorganization or similar relief under any applicable federal or state law, (iii) makes an assignment for the benefit of creditors, or (iv) admits in writing its inability to pay its debts generally as they become due.

     3.2  Acceleration of Maturity.   This Note and all accrued interest shall
become immediately due and payable at the option of the Holder at any time after notice by Holder to the Company of the occurrence of an Event of Default which is not cured within fifteen (15) days thereafter. In addition, notwithstanding the provisions of Section 3.1 herein, this Note and all accrued interest shall at the option of the Holder either become immediately due and payable or immediately convertible into shares of Parent Stock as hereinafter provided concurrently with the consummation of the transactions resulting in a Change in Control, as further set forth in Article V hereof. The provisions of this Section 3.2 shall govern notwithstanding any other agreement or document of the Company or the Parent (with the exception of the Subordination Agreements).

     3.3 Sale of Company. If all or substantially all of the stock or assets of the Company is sold, the Parent shall have the option to either (i) pay this
Note in full or cause this Note to be paid in full or (ii) assume the obligations of the Company under this Note.

                                   ARTICLE IV
                                   Covenants

     The Company covenants and agrees that, so long as this Note is outstanding:

     4.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof, except to the extent of any limitations contained in the Purchase Agreement or the Subordination Agreements.

     4.2 Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue for a period of more than 90 days beyond the Company's customary payment terms or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not to exceed $1,000,000 in the aggregate at any given time;

          (e) encumbrances and restrictions on the use of real property which do not materially impair the use thereof;

          (f) any interest or title of (i) a lessor in assets being leased to the Company or (ii) a seller in assets being purchased by the Company; and

          (g) Liens granted in connection with the Senior Indebtedness.

     4.3 No Further Indebtedness. The G&G Division of the Company shall not incur any additional Indebtedness, except with respect to accounts payable arising in the ordinary course of business.

                                   ARTICLE V
                                   Conversion

     5.1 At the Option of Holder. On the date of and simultaneously with the closing of the first event following execution of this Note which causes a Change in Control, the Holder shall have the one-time right to convert all, or any portion, of the outstanding principal balance of this Note and any accrued interest due thereon into shares of Parent Stock at a price equal to the Transaction Price, as hereinafter defined, and otherwise on and subject to the terms and conditions set forth in this Article V. As used herein, the term "Transaction Price" shall mean the initial issuance price per share of the Parent Stock issued in the Public Offering, without giving effect to any underwriting discounts or commissions, or the value of the Parent Stock determined at the time of any other transaction giving rise to a Change in Control. The Company must give the Holder 20 days' prior written notice of the date of the event (the "Event Date") giving rise to the Change in Control and the Holder may then exercise such Holder's right to convert all, or any portion, of the outstanding principal amount of this Note into shares of Parent Stock by
(i) giving written notice at least 10 days prior to the Event Date to the Company that the Holder elects to convert all or a portion of the outstanding principal amount of this Note and any accrued interest due thereon into Parent Stock, (ii) stating in such written notice the denominations in which the Holder wishes the certificate or certificates for Parent Stock to be issued, and (iii) surrendering this Note to the Company for notation or cancellation, as appropriate. If not exercised when it first becomes available, or if exercised only in part, the right to convert all or the portion of this Note for which this option has not been exercised as described herein shall not continue and shall expire at midnight, Houston, Texas time, on the date which is 10 days prior to the Event Date.

     5.2 Accrued Interest; Fractional Shares; Conversion Date. In the event of any conversion, the Company will, as soon as practicable after surrender of this Note and compliance by the Holder with the other conditions herein contained, cause to be issued and delivered to the surrendering Holder certificates for the number of full shares of Parent Stock to which the Holder shall be entitled as aforesaid, together with any unpaid interest on the principal amount, if not converted, accrued through the Event Date. The Holder shall not be entitled to receive fractional shares of Parent Stock upon conversion or script in lieu thereof, but the number of shares of Parent Stock to be received by the Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment for the fractional share in cash at the then applicable Transaction Price. Such conversion shall be deemed to have been made as of the Event Date, so that the persons entitled to receive the shares of Parent Stock upon conversion of the principal amount hereof shall be treated for all purposes as having been the record holder or holders of such shares of Parent Stock at such time.

     5.3 No Shareholder Rights; Representations and Agreements Upon Issuance. This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Parent, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the Parent Stock purchasable hereunder until or unless, and except to the extent that, the outstanding principal amount hereof and any accrued interest due thereon shall be converted. No shares of Parent Stock can or will be issued upon conversion until the Holder becomes a party to a Shareholders' Agreement in the form required by the Parent and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.

                                  ARTICLE VI
                                 Miscellaneous

     6.1 Collection Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     6.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the prior written consent to such amendment, action or omission to act from the Holder.

     6.3 Benefits of Note. Except as set forth in Section 3.3, nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     6.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     6.5 Restrictions on Transfer. This Note shall not be transferable or assignable in any manner whatsoever; provided that this Note may be assigned by Holder to the Giammancos, the children of the Giammancos or any other trust created in favor of the children of the Giammancos, so long as the only trustees under any such trust shall be the Trustees or either of them for so long as this Note remains outstanding (the only permitted substitution being in the event of the death or incapacity of both Trustees).

     6.6 Waiver; Remedies Cumulative. No failure to exercise and no delay on the part of Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and Holder shall operate as a waiver of any right of Holder under this Note. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. All rights and remedies of Holder existing hereunder are cumulative to and not exclusive of any rights or remedies otherwise available thereto.

     6.7 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, or by telefax with confirmed receipt, to the following addresses: if to the Company, 650 First City Tower, 1001 Fannin, Houston, Texas 77002, Fax 713/653-7172 or at any other address designated by the Company in writing to Holder; if to Holder, 15250 Ventura Blvd., Suite 410, Sherman Oaks, California 91403, Fax 818/995-4248 or at any other address designated by Holder to the Company in writing.

     6.8 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     6.9 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

     6.10 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

     6.11 Arbitration. The arbitration provisions contained in Section 9.15 of the Purchase Agreement shall govern this Note.

     6.12 No Protest. The Company hereby waives presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

     THIS NOTE, ANY AND ALL ADDITIONAL PROMISSORY NOTES, IF ANY, ISSUED BY THE COMPANY TO HOLDER AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER WITH RESPECT TO THE OBLIGATIONS OWED THEREBY TO HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND HOLDER. PAYMENT OF THIS NOTE IS SUBJECT TO THE PURCHASE AGREEMENT AND THE SUBORDINATION AGREEMENTS.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                         LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., A CALIFORNIA CORPORATION


                         By:_____________________________________________
                            Name:__________________________________________
                            Title:__________________________________________

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT BELOW REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF MAY 14, 1997, BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF TEXAS COMMERCE BANK NATIONAL ASSOCIATION.


                              G& G COURT REPORTERS
                    Convertible Subordinated Promissory Note
                                    (Note 2)


$691,750.00               Houston, Texas               May 19, 1997


     Litigation Resources of America-California, Inc. d/b/a G & G Court Reporters, a California corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to Peter and Leslie Giammanco, individuals who are husband and wife (referred to in their individual capacities as the "Giammancos") acting in their capacities as the Trustees (referred to in their trustee capacities as the "Trustees") of the GIAMMANCO FAMILY TRUST (the "Trust") established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California (the Trust being hereinafter called the "Holder"), or permitted assigns, the principal sum of SIX HUNDRED NINETY-ONE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($691,750.00) together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

     THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE, OTHER THAN THE OBLIGATIONS TO PAY INTEREST HEREUNDER, ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS, AS HEREINAFTER DEFINED, NOW OWING OR HEREAFTER EXISTING OR ARISING.

                                   ARTICLE I
                                  Definitions

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

     1.1 "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     1.2 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     1.3 "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (W) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Parent, either of the Giammancos or the Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities other than as a result of the sale by the Parent of securities in a private transaction, and the Pecks Group of Investors no longer has the right to elect a majority of the Board of Directors of the Parent, or (X) during any period of two consecutive years during the term of this Note, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period is as a result of the stockholder permitted to designate such director to fill a position making a change in such designee or if additional directors are added to the board as a result of an expansion of the board of directors for purposes of the Company conducting a Public Offering or for any other business reason, or (Y) the Parent consummates a Public Offering, or (Z) all or substantially all of the assets of the Parent or the Company are sold.

     1.4 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     1.5  "Event of Default" has the meaning specified in Section 3.1.

     1.6 "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     1.7 "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable, (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds, (iii) for all trade debt of the Person, and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

     1.8 "Lien" means any mortgage, deed of trust, lien, security interest, pledge, claim, charge, liability, obligation or other encumbrance.

     1.9 "Maturity Date", when used with respect to this Note means May 19, 2005 (or such other date upon which this Note becomes due and payable).

     1.10 "Maximum Nonusurious Rate" means the indicated rate ceiling from time to time in effect as defined by Article 5069-1.04, Vernon's Annotated Civil Statutes, as amended.

     1.11  "Note" means this Convertible Subordinated Promissory Note.

     1.12 "Other Subordinated Indebtedness" means any other Indebtedness now or hereinafter due and owing by the Company or to any person who is the seller of a court reporting and/or litigation service business and who finances all or part of the purchase price thereof.

     1.13 "Parent" means Litigation Resources of America, Inc., a Texas corporation.

     1.14 "Parent Stock" means shares of common stock, $.01 par value, of Parent and any securities for which such stock may be exchanged or into which it may be converted.

     1.15 "Pecks Group of Investors" means those persons defined as "Investors" who are parties to the Securities Purchase Agreement dated effective January 17, 1997 among the Investors, the Parent and certain subsidiaries of the Parent, and the permitted assigns of the Investors.

     1.16 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.17 "Public Offering" means the sale by the Parent of securities for cash in an underwritten public offering registered on the appropriate form with the SEC.

     1.18 "Purchase Agreement" means that certain Agreement of Purchase and Sale of Assets dated as of May 19, 1997 executed by and among the Company, the Parent, the Giammancos, and the Holder.

     1.19 "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 or any successor act thereto.

     1.20 "Senior Indebtedness" means any and all indebtedness, liabilities and obligations of the Company to any Person including Other Subordinated Indebtedness that is incurred by the Company or its affiliates in financing the purchase by it or its affiliates of a court reporting and/or litigation service business, whether direct or indirect, absolute or contingent, now owing or hereafter existing or arising, or due or to become due, including without limitation, future indebtedness (principal, interest, fees and expenses, collection costs or otherwise) and future advances of funds, and all modifications, renewals, extensions or rearrangements of any of the foregoing.

     1.21 "Subordination Agreements" means those certain Subordination Agreements executed as of even date herewith by and among the Company, the Holder, the Giammancos and the holders of the Senior Indebtedness.

     1.22 "Subsidiary" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II
                                    Payments

     2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate of six and three-eighths percent (6.375%) per annum, calculated on the basis of a 365-day year or 366-day year as the case may be.

     2.2 Payment of Principal and Interest. Beginning June 15, 1997, the Company shall make monthly payments of interest on the fifteenth day of each month during the term of this Note (and if the fifteenth day is not a Business Day, the first Business Day thereafter) with the entire principal amount of this Note and accrued interest thereon being due and payable on May 19, 2005. Prepayments of this Note are not permitted without the consent of the Holder in Holder's sole discretion.

                                  ARTICLE III
                                    Remedies

     3.1  Events of Default.  An "Event of Default" occurs if:

     3.1.1 the Company fails to make when due any payment of interest due under this Note, and such default remains uncured for a period of 10 days after notice from the Holder;

     3.1.2 the Company fails to make when due the principal payment due under this Note, and such default remains uncured for a period of 180 days after notice from the Holder; or

     3.1.3 the Company defaults in the performance of any other covenant made by the Company in this Note, and such default remains uncured for a period of 180 days after notice from the Holder.

     3.2 No Acceleration of Maturity. Regardless of the occurrence of an Event of Default (and the expiration of any applicable cure or grace period), the Holder shall have no right to accelerate the maturity of this Note.

                                   ARTICLE IV
                                   Covenants

     The Company covenants and agrees that, so long as this Note is outstanding:

     4.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof, except to the extent of any limitations contained in the Purchase Agreement or the Subordination Agreements.

                                   ARTICLE V
                                   Conversion

     5.1  Conversion Events.

          (a) At the Option of Holder. At any time following the date of execution of this Note through the Maturity Date, the Holder shall have the right to convert all, but not less than all, of the outstanding principal amount of this Note into shares of Parent Stock at a price equal to the Conversion Price, as hereinafter defined, and otherwise on and subject to the terms and conditions set forth in this Article V. As used herein, the term "Conversion Price" shall mean $7.56, calculated in accordance with Exhibit A attached hereto. The Holder may exercise such Holder's right to convert all, but not less than all, of the outstanding principal amount of this Note into shares of Parent Stock by (i) giving written notice to the Company that the Holder elects to convert the outstanding principal amount into Parent Stock, (ii) stating in such written notice the denominations in which the Holder wishes the certificate or certificates for Parent Stock to be issued, and (iii) surrendering this Note to the Company.

          (b) Automatic Conversion. On the date of and simultaneously with the closing (the "Event Date") of the first event which causes a Change in Control, all of the outstanding principal amount of this Note shall be automatically converted into shares of Parent Stock at a price equal to the Conversion Price, and otherwise on and subject to the terms and conditions set forth in this
Article V. The outstanding principal amount of this Note shall be deemed converted into shares of Parent Stock on the Event Date but shall not be complete until (i) the Company has given written notice to the Holder, which notice shall be given at least twenty days prior to the Event Date, that the outstanding principal amount of this Note has been converted, which notice shall disclose the Conversion Price, the Event Date and the number of shares of Parent Stock to be received by the Holder, (ii) the Holder has delivered written instructions to the Company which states the denominations in which the Holder wishes the certificate or certificates for Parent Stock to be issued, and (iii) the Holder has surrendered this Note to the Company.

     5.2 Accrued Interest; Fractional Shares; Conversion Date. In the event of any conversion, the Company will, as soon as practicable after surrender of this Note and compliance by the Holder with the other conditions herein contained, cause to be issued and delivered to the surrendering Holder certificates for the number of full shares of Parent Stock to which the Holder shall be entitled as aforesaid, together with any unpaid interest on the principal amount converted accrued through the Conversion Date, as hereinafter defined, or Event Date, as applicable. The Holder shall not be entitled to receive fractional shares of Parent Stock upon conversion or script in lieu thereof, but the number of shares of Parent Stock to be received by the Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment for the fractional share in cash at the Conversion Price. So that the persons entitled to receive the shares of Parent Stock upon conversion of the principal amount hereof shall be treated for all purposes as having been the record holder or holders of such shares of Parent Stock at such time, (i) if conversion takes place under Section 5.1(a), such conversion shall be deemed to have been made as of the close of business on the date the notice of conversion is delivered to the Company in accordance with the notice provisions hereinafter set forth (the close of business on such date being herein sometimes called the "Conversion Date"), and (ii) if conversion takes place under Section 5.1(b), such conversion shall be deemed to have been made as of the close of business on the Event Date.

     5.3 No Shareholder Rights; Representations and Agreements Upon Issuance. This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Parent, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the Parent Stock purchasable hereunder until or unless, and except to the extent that, the outstanding principal amount hereof shall be converted. No shares of Parent Stock can or will be issued upon conversion until the Holder becomes a party to a Shareholders' Agreement in the form required by the Parent and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.


                                  ARTICLE VI
                                 Miscellaneous

     6.1 No Collection Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company will not pay any costs or expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     6.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the prior written consent to such amendment, action or omission to act from the Holder.

     6.3 Benefits of Note. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     6.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     6.5 Restrictions on Transfer. This Note shall not be transferable or assignable in any manner whatsoever; provided that this Note may be assigned by Holder to the Giammancos, the children of the Giammancos or any other trust created in favor of the children of the Giammancos so long as the only trustees under any such trust shall be the Trustees or either of them for so long as this Note remains outstanding (the only permitted substitution being in the event of the death or incapacity of both Trustees).

     6.6 Waiver; Remedies Exclusive. No failure to exercise and no delay on the part of Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and Holder shall operate as a waiver of any right of Holder under this Note. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. All rights and remedies of Holder existing hereunder are exclusive and not cumulative of any rights or remedies otherwise available thereto.

     6.7 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, or by telefax with confirmed receipt, to the following addresses: if to the Company, 650 First City Tower, 1001 Fannin, Houston, Texas 77002, Fax 713/653-7172 or at any other address designated by the Company in writing to Holder; if to Holder, 15250 Ventura Blvd., Suite 410, Sherman Oaks, California 91403, Fax 818/995-4248 or at any other address designated by Holder to the Company in writing

     6.8 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     6.9 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

     6.10 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

     6.11 Arbitration. The arbitration provisions contained in Section 9.15 of the Purchase Agreement shall govern this Note.

     6.12 Antidilution Protection. The Company shall, and shall induce Parent to, grant to Holder any antidilution protection granted to any other holder of shares of Parent Stock or of securities, options, warrants or other rights to acquire, or any other securities convertible into, shares of Parent Stock, except for antidilution protection previously granted or granted in the future to institutional investors.

     THIS NOTE, ANY AND ALL ADDITIONAL PROMISSORY NOTES, IF ANY, ISSUED BY THE COMPANY TO HOLDER AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER WITH RESPECT TO THE OBLIGATIONS OWED THEREBY TO HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND HOLDER. PAYMENT OF THIS NOTE IS SUBJECT TO THE PURCHASE AGREEMENT AND THE SUBORDINATION AGREEMENTS.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.


                         LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC. A CALIFORNIA CORPORATION


                         By:_____________________________________________
                            Name:__________________________________________
                            Title:_________________________________________

Exhibit A--Calculation of Conversion Price

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective the 19th day of May, 1997 (the "Effective Date"), is entered into by and between LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and PETER GIAMMANCO, an individual residing in the State of California (the "Employee"). The Company may sometimes hereinafter be referred to as "Employer." The Employer and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed effective as of May 19, 1997 (the "Purchase Agreement"), by and among the Company, Peter and Leslie Giammanco doing business as G&G Court Reporters (the "Giammancos"), Peter Giammanco and Leslie Giammanco, Trustees of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California, also doing business as G & G Court Reporters (the "Trust"), and Litigation Resources of America, Inc., a Texas corporation (the "Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Employee has been an employee of the business known as G&G Court Reporters ("G&G") and his knowledge of the affairs of the business, particularly the court reporting business in California, are of great value to the Company; and

     WHEREAS, pursuant to the terms of the Purchase Agreement the Company has purchased from the Employee and others, and the Employee and others have sold to the Company, all the Assets of G&G; and

     WHEREAS, part of the consideration given to the Employee under the Purchase Agreement included an agreement by the Company to enter into this Agreement; and

     WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

     1. Employment Term. The Employer hereby employs the Employee commencing on the Effective Date for a term of six (6) years (the "Employment Term"), unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one (1) year terms upon mutual agreement of the Parties at least 90 days prior to the expiration of the initial term or any such renewal term. Unless otherwise provided herein, Sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

     2. Duties. The Employee shall serve as the President of the G&G Division of the Company and shall report to, and be subject to the general direction and control of, Richard O. Looney or his duly appointed successor (the "Chief Executive Officer") and the Board of Directors of the Company (the "Board").
The Employee shall perform such management and administrative duties, consistent with the Employee's position, as are from time to time assigned to the Employee by the Chief Executive Officer and the Board including developing local, regional and national customers for the Company and its Affiliates (as defined below). The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the Chief Executive Officer or Board shall from time to time specify, if such services are of the nature commonly associated with the position of a President of an operating division or company engaged in activities similar to the activities engaged in by the Company and to perform such other activities as are consistent with the Employee's past responsibilities as an employee of G & G; provided, however, that Employee shall under no circumstances be required by the Company to relocate his primary residence, and provided further, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined. For purposes of this Agreement, the "Business of the Company" shall be defined as the current business of the Company, including, but not limited to, the marketing and providing of court reporting and litigation support services in the Southern California area. The term "Company" as used in this Agreement shall be deemed to include and refer to all such Affiliates. The Employee may, at any time during the term of this Agreement, perform court reporting services for the Company, in which case Employee shall be paid an additional amount of compensation as provided in Section 4(d) hereof.

     3. Extent of Service. The Employee shall devote his full business time, attention and energy to the business of the Employer, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any material way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to each such passive investment.

          4. Compensation. As payment for the services to be rendered by the Employee hereunder during the initial term, the Employee shall be entitled to receive:

          (a) a salary in the amount of Sixty-Six Thousand Dollars ($66,000.00) per year effective as of the date hereof, which shall be payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly, until the first to occur of (i) the termination of this Agreement,
  (ii) the date upon which the Parent consummates an initial public offering of shares of its common stock (the "IPO Date"), or (iii) the date upon which there occurs an Event of Default under Section 3.1 of Note 2 (the "Default Date"), and such default remains uncured for a period of five (5) days; or

          (b) a salary in the amount of One Hundred Ten Thousand Dollars ($110,000.00) per year effective as of the IPO Date through the term of this Agreement payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly; provided that, following a Default Date, Employee's salary shall be payable in an amount equal to the amount set forth in this Section 4(b) until the Event of Default under Section 3.1 of Note 2 has been cured; and

          (c) a bonus to be calculated in accordance with Schedule A attached hereto, payable within ninety (90) days after the end of each fiscal year of the Company (the "Annual Bonus") including, without limitation, the first fiscal year of the Company; provided, however, that any Annual Bonus calculated with respect to a fiscal year during which the Employee was employed for only a part of such year shall be prorated to account for the number of days during such year in which Employee was employed by the Company; and

          (d) an amount of compensation in accordance with the prevailing rate that the Company pays to its court reporters for any court reporting services personally performed by the Employee from time to time, in his discretion, for the Company.

          5. Expenses. During the term of this Agreement, the Employer shall promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company and approved by the Board or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses. The Company shall also pay the Employee an automobile allowance in the amount of $600.00 per month.

          6. Employee Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Company and the Parent, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board and the Parent. Until the Company is able to procure its own insurance coverage, the Company agrees to continue the prior insurance previously provided to the Employee by G&G. The Employer will use commercially reasonably efforts to assist Employee in procuring insurance coverage for any preexisting conditions.

          7. Vacation. During the term of this Agreement, the Employee shall be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time but not less than four (4) weeks per year, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year, unless otherwise required by law.

          8. Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this
Agreement:

          (a) Except as otherwise specifically permitted by this Agreement, during the term of this Agreement, Employee will not actively engage, directly or indirectly, in any other business other than that of Company, except at the direction or approval of the Company.

          (b) The Employee will use his best reasonable efforts to truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

          (c) The Employee will fully account for all money, records, and other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Company.

          (d) The Employee will obey all rules, regulations and special instructions of the Company applicable to him, following receipt of notice thereof, and will take no action which can reasonably be expected to undermine or compromise the Company and the Business.

          (e) The Employee will make available to the Company any and all of the information of which he has knowledge relating to the Business or the Company.

          (f) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

          (g) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Company (hereinafter collectively referred to as "intangible rights"), whether patentable or not, which are conceived, made, invented or suggested by him alone or in collaboration with others during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Company and shall be the sole and exclusive property of the Company. The Employee hereby assigns all of his right, title and interest in and to all such intangible rights to the Company, and its successors or assigns. In the event that any of such intangible rights shall be deemed by the Company to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Company, he will execute all documents and do all things reasonably necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Company full title thereto.

          9. Mutual Covenants of the Company and the Employee. For and in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

          (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

          (b) In carrying out his duties as President of the G&G Division of the Company, the Employee shall primarily be responsible for making day-to-day decisions in the ordinary course of business of the Company, subject to possible review by the Chief Executive Officer and/or the Board. The Company plans, properties, contracts, methods, and policies shall be vested in the Board and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or businesses in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

          (c) The Employee acknowledges that because of the nature of the position for which he has been employed, the Employee may be called upon to perform such duties and render such services as are required of him hereunder irregularly, and agrees to perform to the best of his abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of G&G.

          (d) The Company agrees that it will not terminate any employee of the Company without giving prior notification of such termination to the Employee.

          10. Termination of Employment for Cause. The Employer may terminate the employment of the Employee if the Employer suffers or may reasonably be expected to suffer any material adverse effect as a result of the Employee (any such termination being a termination for "Cause"):

          (a) Breaching any material provision of this Agreement and failing to cure such breach within thirty (30) days after receipt of written notice thereof;

          (b)  Misappropriating funds or property of the Company;

          (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

          (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Company if he was retained as an employee, such as his commission of a felony or a crime of moral turpitude;

          (e) Becoming and remaining "Disabled," as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five
  (135) days during any consecutive twelve-month time period;

          (f) Failing to carry out and perform the duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within thirty (30) days after written notice thereof; or

          (g) Failing to comply with corporate policies of the Company that are promulgated from time to time and made known to Employee and failing to cure such breach within thirty (30) days after written notice thereof.

          In the event of the death of the Employee, such occurrence shall immediately constitute a termination for Cause. Except as provided in item (e) above, no termination for Cause shall be effective if the Employee is Disabled.

          In the event the Employee is terminated for Cause because he is Disabled, the Employee may be permitted to participate in any disability insurance policy the Company then has in effect.

          In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Company by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement.

          Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

          "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his legal designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

          11. Termination By the Company Without Cause or By the Employee With Good Reason. The Company may not terminate the employment of Employee for any reason other than those for Cause during the first year of the Employment Term. After such time, the Company may terminate the employment of Employee for any reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause," provided that the Employee shall be furnished thirty (30) days notice of the reason for such termination and an opportunity to cure within the thirty-day period. Notwithstanding the cure provisions provided in the preceding sentence, the Employee shall not have the opportunity to cure the reason for such termination if such reason cannot reasonably be expected to be cured but the Company shall still furnish notice to the Employee. In addition, the Employee shall have the right to terminate this Agreement for any material breach of this Agreement by the Company, which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in Section 2 of this Agreement or causing Employee to relocate his primary residence in violation of Section 2 of this Agreement; provided that the Company shall be furnished thirty (30) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Company shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the Company. In the event of a Termination Without Cause or a Termination with Good Reason by the Employee after the end of the first year of the Employment Term, the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he were still employed for a period equal to the lesser of (i) twenty-four
(24) months, or (ii) the remaining term of this Agreement. In the event of a Termination Without Cause or a Termination By Employee With Good Reason after the end of the first year of the Employment Term, the amounts referred to in the preceding sentence shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

          12. Covenant Not to Compete. The Employee recognizes that the Employer has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period of the latest date of (i) five (5) years after the date of this Agreement, or (ii) three (3) years after the date employment is so terminated:

          (a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within a fifty (50) mile radius of any office location then operated by the Employer at the time of such termination, which consists in whole or in part of the Business of the Company; and

          (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Employer or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Employer or its Affiliates; and

          (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Employer or its Affiliates, or the patronage of any customer or supplier of the Employer or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Employer or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

          In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of his Termination Without Cause or in the event of Termination By Employee With Good Reason by the Employee, but only for so long as the Company is making payments to the Employee as required by Section 11 herein.

          Notwithstanding anything to the contrary contained herein, (x) the Employee shall be permitted to own up to five percent (5%) of the issued and outstanding shares of stock of any publicly traded company on a passive basis and to personally perform court reporting services for the Company, without violating the provisions contained in this Section 12, (y) the Employee shall be permitted to personally perform court reporting services only as a sole practitioner and freelance court reporter for parties other than the Company ("Third Parties") so long as the Employee does not refer court reporting business to such Third Parties, does not perform such services as an employee of any Third Parties, does not have management or administrative responsibilities for any Third Parties and does not solicit or accept court reporting jobs from Clients (as defined below) of the Company, without violating the provisions of this Section 12, and (z) the provisions of this Section 12 shall be null and void if the Company fails to timely pay, subject to a thirty (30) day cure period after receipt of written notice, the Employee any amounts due and owing to the Employee under this Agreement, including without limitation, the amounts due under Section 11. As used herein, the term "Clients" shall mean (i) Customers (as defined in the Purchase Agreement) who have generated $7,500 or more in revenues for G&G as reflected on postclosing Schedule 3.23 to the Purchase Agreement during the period covered by such schedule and (ii) any other customer of the Business who has generated $7,500 or more in revenues for the Business during the 12-month period ending with the date of termination of the Employee's employment with the Company.

          In the event the Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Employer, or upon the appointment of a liquidator for the Company, the provisions of this
Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

          It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

          The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

          13. Business Opportunities. Except for (i) passive investments by the Employee in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Employee outside of the scope of his employment and (ii) any court reporting services which Employee personally performs from time to time on behalf of the Company, for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Employer does not elect to exercise its right to take advantage of such opportunity.

          14. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except
(i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

          15. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed with receipt confirmed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

          If to the Company:    Litigation Resources of America-California, Inc.
                                1001 Fannin, Suite 650
                                Houston, Texas 77002
                                Telefax:(713) 653-7172
                                Attn: Richard O. Looney

          If to the Employee:   Peter Giammanco
                                15250 Ventura Blvd., Suite 410
                                Sherman Oaks, California 91403
                                Telefax:(818) 995-4248

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

          16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in excess of $50,000 in connection with the obtaining of any such injunctive or any other equitable relief.

          17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable; provided, however in the event of the death of Employee, any payments that Employee is entitled to receive may be assigned to the beneficiaries of the Employee's estate.

          19. Binding Effect. Subject to the provisions of Section 18 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

          20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California.

          21. Prior Employment Agreements. Employee represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

          22. Parole Evidence. This Agreement and any letter agreement executed of even date herewith constitute the complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company.

          23. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

          24. Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 24. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 24, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Los Angeles, California. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 25 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees, the arbitrators' fees and other costs in connection with the arbitration from the non-prevailing Party.

          25. Attorney's Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

          26. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

          27. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:

                              LITIGATION RESOURCES OF AMERICA-
                              CALIFORNIA, INC., a California corporation

                              By:   _______________________________________
                                    Name:_________________________________
                                    Title:__________________________________

                              THE EMPLOYEE:


                              _______________________________________
                              Peter Giammanco

                                   SCHEDULE A

                          CALCULATION OF ANNUAL BONUS


          Each year the accountants regularly employed by the Company shall determine the amount of Net Profit, if any, of the G&G Division of the Company during each consecutive twelve (12) month time period ending on the last day of the fiscal year of the Company ("Annual Profits"), commencing with the first fiscal year of the Company and continuing each year during the term of this Agreement. Beginning with the first fiscal year of the Company, to the extent that the Annual Profits of the current year exceed the Annual Profits of the prior year, the Employee shall be paid an annual bonus equal to ten percent (10%) of the amount of such excess, if any; provided that for the first fiscal year of the Company (A)(i) the Annual Profits shall be calculated for each full month of operations and added together, (ii) the Annual Profits for any partial month of operations shall be divided by the number of actual days in such month and multiplied by 30 to create a full month and (iii) the sum of (A)(i) and
(A)(ii) shall be added together, that result divided by the number of full and partial months of operations and the quotient multiplied by 12 to create the number representing Annual Profits for the first fiscal year and (B) the Annual Profits of the prior year shall be deemed to be $366,000. For purposes of this calculation, "Net Profit" shall mean earnings before income taxes, interest, depreciation and amortization.

                                 BILL OF SALE,
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Bill of Sale") is entered into effective as of May 19, 1997, among PETER GIAMMANCO AND LESLIE GIAMMANCO, individuals who are husband and wife residing in the State of California doing business as G & G COURT REPORTERS (the "Giammancos") and PETER GIAMMANCO AND LESLIE GIAMMANCO, TRUSTEES OF THE GIAMMANCO FAMILY TRUST established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California, also doing business as G & G COURT REPORTERS (the "Trust") (the Giammancos and the Trust are herein collectively referred to as "Seller"), and LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation ("Purchaser"). Purchaser and Seller may be hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party." All defined terms not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement of Purchase and Sale of Assets of even date herewith (the "Agreement"), executed among Seller, Purchaser and Litigation Resources of America, Inc., a Texas corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Purchaser has agreed to purchase from Seller, and Seller has agreed to grant, bargain, sell, convey, transfer, assign and deliver to Purchaser, the Assets; and

     WHEREAS, as partial consideration for the sale and assignment of the Assets, Purchaser has agreed to assume the Assumed Liabilities, on and subject to the terms and conditions set forth in the Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the delivery to Seller of the Purchase Price, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. SALE AND ASSIGNMENT. Seller has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does grant, bargain, sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns, the Assets. Seller warrants that Seller is the lawful owner in every respect of all of the Assets and that the Assets are free and clear of any and all liens, security agreements, encumbrances, claims, demands, and charges of every kind and character whatsoever other than as previously disclosed in writing to Purchaser Seller hereby binds Seller and Seller's successors and assigns to warrant and defend the title to all of the Assets unto Purchaser and Purchaser's successors and assigns forever against every person whomsoever lawfully claiming or to claim the Assets or any part thereof. Purchaser hereby accepts the conveyance, transfer, assignment and delivery of the Assets.

     2. ASSUMPTION. Subject to the exceptions and exclusions of Section 2.6 of the Agreement, and otherwise on and subject to the terms and conditions of the Agreement, Purchaser hereby assumes and agrees to pay and perform the Assumed Liabilities.

     3. FURTHER ACTIONS. Seller hereby consents and agrees to any lawful action taken by Purchaser in connection with the enforcement of, or the legal protection of, the Assets, and confers upon Purchaser full right of substitution in any and all such actions. Seller further covenants and agrees to execute such further documents and take such additional actions as may reasonably be requested by Purchaser to vest in Purchaser any and all of the Assets and otherwise to effectuate the intent of this Bill of Sale. Each of the Parties shall perform such actions and deliver or cause to be delivered any and all such documents, instruments and agreements as the other Party may reasonably request for the purpose of fully and effectively carrying out this Agreement and the transactions contemplated hereby.

     4. GOVERNING LAW; JURISDICTION; VENUE; SERVICE. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to conflicts of law principles, and the laws of the United States applicable in Texas. Venue for any litigation between the Parties hereto with respect to the subject matter of this Agreement shall be Harris County, Texas. Each Party hereby irrevocably submits to personal jurisdiction in Texas. Each Party hereby waives all objections to personal jurisdiction in Texas and venue in Harris County for purposes of such litigation. Each Party waives summons or citation and agrees that delivery of a duly filed complaint or petition as provided in the notice section of this Agreement will suffice as substitute service of summons or citation.

     5. MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only by written instrument signed by all of the Parties.

     6. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, and the documents, instruments and agreements executed in connection herewith, set forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     7. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute one and the same agreement.


     EXECUTED AND DELIVERED EFFECTIVE as of the date first written above.

                         PURCHASER:

                         LITIGATION RESOURCES OF AMERICA-
                         CALIFORNIA, INC., a California corporation


                         By:_________________________________________
                            Name:__________________________
                            Title:___________________________

                         SELLER:

                         GIAMMANCOS:

                         ____________________________________________
                         PETER GIAMMANCO, Individually

                         ____________________________________________
                         LESLIE GIAMMANCO, Individually

                         TRUST:

                         By:_____________________________________________
                            Peter Giammanco, as a Trustee of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California

                         By:_____________________________________________
                            Leslie Giammanco, as a Trustee of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California

                       CONTINGENT STOCK PLEDGE AGREEMENT


          THIS CONTINGENT STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made effective as of the 19th day of May, 1997, by PETER GIAMMANCO AND LESLIE GIAMMANCO, individuals who are husband and wife (referred to in their individual capacities as the "Giammancos") acting both individually and in their capacities as the Trustees (referred to in their trustee capacities as the "Trustees") of the GIAMMANCO FAMILY TRUST (the "Trust") established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California (the Trust being hereinafter called the "Pledgor") and LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation ("Secured Party").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Pledgor, the Giammancos, Litigation Resources of America, Inc., a Texas corporation ("Parent"), and Secured Party have entered into an Agreement of Purchase and Sale of Assets of even date herewith (the "Purchase Agreement"), pursuant to which Pledgor and the Giammancos have sold to Secured Party substantially all of the assets involved in the business of Pledgor and the Giammancos known as G&G Court Reporters ("G&G"); and

     WHEREAS, Pledgor and the Giammancos have certain obligations under the Purchase Agreement, including, but not limited to, the obligation of Pledgor and the Giammancos to indemnify Secured Party for any breaches of representations and warranties of Pledgor and the Giammancos contained in the Purchase Agreement; and

     WHEREAS, pursuant to the terms of the Purchase Agreement and Note 1 and
Note 2 (as defined in the Purchase Agreement), the Pledgor has the right to convert at certain times sums due under Note 1 and Note 2 into shares of the common stock, $.01 par value (the "Parent Stock"), of Parent, on the terms and conditions contained in Note 1 and Note 2; and

     WHEREAS, the terms of the Purchase Agreement provide for the Pledgor to pledge the Parent Stock to the Secured Party to partially secure the obligations of Pledgor and the Giammancos under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement):

     1. Pledge of Parent Stock. Pledgor hereby pledges and grants to Secured Party a security interest in the Parent Stock, which shall attach immediately upon each issuance of Parent Stock to all shares of Parent Stock issued to Pledgor in accordance with Note 1 or Note 2. Immediately upon receipt of any shares of Parent Stock, Pledgor shall be required to deliver to Secured Party the certificate or certificates representing the Parent Stock in order that Secured Party might perfect its security interest therein. The Pledgor and the Secured Party hereby acknowledge and agree that the value of the Parent Stock shall be deemed to be $7.56 per share of Parent Stock; provided, however, that if the Parent has successfully consummated a public offering of its shares of Parent Stock, then it shall mean the average public trading price of each share of Parent Stock over the five (5) most recent business days falling prior to the date of delivery by the Secured Party/Buyer to the Pledgor/Seller of the notice of Offset Claim, as such term is defined in the Purchase Agreement (the "Agreed Value"). Pledgor shall possess all voting rights pertaining to the Parent Stock, so long as an Event of Offset, as hereinafter defined in this Pledge Agreement, has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with Section 9.11 of the Purchase Agreement, and Secured Party shall have no voting rights that may be presently or hereafter attributable to the Parent Stock. In addition, so long as an Event of Offset has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with Section 9.11 of the Purchase Agreement, then Pledgor shall have the right to receive all dividends, if any, on the Parent Stock, and Pledgor shall be entitled to receive all proceeds upon liquidation of the Parent Stock, if any, as well as all other rights with respect to the Parent Stock except for the right to transfer title thereto. Notwithstanding the foregoing, if an Event of Offset has occurred and (i) has been resolved, either by failure to timely dispute it as required by Section 9.11 of the Purchase Agreement, by agreement or by arbitration decided in favor of Secured Party (a "Resolved Event of Offset") or (ii) has been submitted to arbitration in accordance with Section
9.11 of the Purchase Agreement which arbitration is still pending or in process (a "Continuing Event of Offset"), then Secured Party shall have the right to designate a representative or trustee to vote those shares of Parent Stock covered by or subject to the Resolved Event of Offset or Continuing Event of Offset (the "Offset Shares"), to receive all dividends and liquidation proceeds with respect to the Offset Shares, and to receive all other rights with respect to the Offset Shares.

     2. Representations and Warranties. Pledgor hereby represents, warrants and covenants to and with Secured Party that:

          (a) Pledgor will not, without the written consent of Secured Party, sell, contract to sell, encumber, or dispose of the Parent Stock or any interest therein until this Pledge Agreement and all obligations under the Purchase Agreement have been fully satisfied.

          (b) No consent of any party is necessary for Pledgor to perform its obligations hereunder, or if any such consent is required, such consent has been received prior to the execution of this Pledge Agreement.

     3. Event of Offset. Each delivery by Secured Party/Buyer to the Pledgor/Seller of a notice of Offset Claim shall constitute an Event of Offset ("Event of Offset") under this Pledge Agreement.

     4.   Remedies.

          (a) Upon the occurrence of a Resolved Event of Offset, Secured Party may, at its option, exercise with reference to the Parent Stock any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas and as otherwise granted therein or under any other applicable law or under any other agreement executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale(s), or otherwise dispose of or keep the Parent Stock and any part or parts thereof, or interest or interests therein owned by Pledgor, in any manner authorized or permitted under this Pledge Agreement or under the Uniform Commercial Code, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the obligations under the Purchase Agreement in such order or manner as Secured Party may elect. Notwithstanding anything to the contrary contained herein, the Secured Party shall only foreclose on that portion of the Parent Stock that is reasonably necessary in the reasonable good faith judgment of the Secured Party in order to satisfy the amount of the claim constituting the Resolved Event of Offset. For purposes hereof, the Agreed Value of the Parent Stock shall be deemed to be the value that the Secured Party is receiving on the foreclosure of the Parent Stock and Secured Party shall not be entitled to foreclose on more Parent Stock than is necessary to recover all of its damages resulting from the Resolved Event of Offset.

          (b) Secured Party is hereby granted the right, at its option, after a Continuing Event of Offset, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such Parent Stock so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the obligations hereby secured, or at Secured Party's election, to apply such amounts to the obligations, only if due, and in such order as Secured Party may elect or Secured Party may, at its option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of shareholders.

          (c) Pledgor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, Pledgor's interest in the Parent Stock pledged hereunder as provided in this Pledge Agreement. Specifically, Pledgor agrees to deliver to Secured Party the certificate or certificates representing the Parent Stock if Pledgor has possession at that time, to fully comply with the securities laws of the United States and of the State of Texas and to take such other action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

     5. Termination. This Pledge Agreement shall continue as security for the payment or satisfaction of the obligations under the Purchase Agreement until the earliest to occur of (i) termination of the Purchase Agreement, (ii) termination of this Pledge Agreement by written notice of the Secured Party to the Pledgor, or (iii) three (3) years after the date of this Pledge Agreement, provided that no Continuing Event of Offset exists. If such a Continuing Event of Offset exists, the pledge shall continue only to the extent of the amount of Parent Stock (based on the Agreed Value) equal to the amount of Damages claimed in the Offset Claim or the amount of damages reasonably expected to be caused by the Event of Offset, as applicable. Notwithstanding anything to the contrary contained herein, (A) 1/3 of the shares of Parent Stock then subject to this Pledge Agreement shall be released from this Pledge Agreement and returned to the Pledgor, so long as there is not a Continuing Event of Offset pending against Pledgor under the Purchase Agreement, on the earlier to occur of (I) six (6) months after consummation of a public offering of Parent Stock or (II) two (2) years after the effective date of this Pledge Agreement and (B) 1/3 of the shares of Parent Stock then subject to this Pledge Agreement shall be released from this Pledge Agreement and returned to the Pledgor, so long as there is not a Continuing Event of Offset pending against Pledgor under the Purchase Agreement two (2) years after the effective date of this Pledge Agreement. If a Continuing Event of Offset is pending against Pledgor under the Purchase Agreement, the action described in the immediately preceding sentence shall be taken immediately at the time that such Continuing Event of Offset is resolved, except that the computation of 1/3 of the shares of Parent Stock then subject to the Pledge Agreement shall be made as of the time of such resolution.

     6. Release from Pledge. Upon the termination of this Pledge Agreement, Secured Party shall immediately release its security interest in the Parent Stock. In addition, Secured Party shall deliver the certificate or certificates representing the Parent Stock to Pledgor if Secured Party has possession of such certificates at that time. Upon such occurrence, the security interest of Secured Party shall automatically terminate and Secured Party shall thereafter have no interest whatsoever in the Parent Stock.

     7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Pledgor: Peter and Leslie Giammanco, Trustees
                    The Giammanco Family Trust
                    15250 Ventura Boulevard, Suite 410
                    Sherman Oaks, California 91403

     Copy to:       Timothy F. Sylvester
                    Riordan & McKinzie
                    300 S. Grand Ave. 29/th/ Floor
                    Los Angeles, California 90071
     If to the
     Secured Party: Litigation Resources of America-California, Inc.
                    650 First City Tower, 1001 Fannin
                    Houston, Texas 77002
                    Attn: President

     Copy to:       Boyer Ewing & Harris Incorporated
                    Nine Greenway Plaza, Suite 3100
                    Houston, Texas  77046
                    Attn:  J. Randolph Ewing

     8. Successors. This Pledge Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Pledge Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Pledge Agreement unless otherwise agreed.

     9. Severability. In the event that any one or more of the provisions herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Pledge Agreement or any such other instrument.

     10. Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

     11. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

     12. Survival of Warranties. All representations, warranties, and agreements made by the parties in this Pledge Agreement or in any certificates delivered pursuant hereto will survive the execution date hereof.

     13. Applicable Law. This Pledge Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.

     14. Definitions. All terms and definitions used herein shall have the same meaning as in the Purchase Agreement unless otherwise indicated.

     15. Drafting. The parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Pledge Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Pledge Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     16. Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Pledge Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     17. Arbitration. The arbitration provisions contained in Section 9.15 of the Purchase Agreement shall govern this Pledge Agreement.

     18. Multiple Counterparts. This Pledge Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, this Pledge Agreement has been executed effective as of the date first above written.

                    PLEDGOR:

                    TRUST:

                    By:_________________________________________________________
                       Peter Giammanco, as a Trustee of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California

                    By:_________________________________________________________
                       Leslie Giammanco, as a Trustee of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California



                         _______________________________________________________
                         Peter Giammanco, Individually

                         _______________________________________________________
                         Leslie Giammanco, Individually

                         SECURED PARTY:



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

                         LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation

                         By:____________________________________________________
                         Name:__________________________________________________
                         Title:_________________________________________________



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